As filed with the Securities and Exchange Commission on April 4, 2001

                           Registration No. 333-25269

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-1
                        POST-EFFECTIVE AMENDMENT NO. 4 to
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                           (Exact name of Registrant)

       NEW YORK                           63                        93-1225432
  (State of Incorporation)        (Primary Standard            (I.R.S. Employer
                                Industrial Classification    Identification No.)
                                       Code Number)

                            125 Wolf Road, Suite 110
                             Albany, New York 12205
                                 (800) 537-2033
                   (Address, including zip code, and telephone
                         number, including area code, or
                    registrant's principal executive officer)

                               William T. McCallum
                      President and Chief Executive Officer
                First Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                        Greenwood Village, Colorado 80111
                     (Name and Address of Agent for Service)

                                    Copy to:
                              James F. Jorden, Esq.

                                Jorden Burt, LLP

               1025 Thomas Jefferson Street, N.W., Suite 400 East
                           Washington, D.C. 20007-0805


Approximate Date of Proposed Public Offering:
Upon the effective date of this Registration Statement.

It is proposed that this Registration Statement will become effective on May 1, 2001.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:

                            Schwab Select Annuity(TM)
             A flexible premium deferred variable and fixed annuity
                                 Distributed by
                           Charles Schwab & Co., Inc.
                                    Issued by
                First Great-West Life & Annuity Insurance Company



--------------------------------------------------------------------------------
Overview
This Prospectus describes the Schwab Select Annuity--a flexible premium deferred annuity contract (the "Contract") which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued on a group basis by First Great-West Life & Annuity Insurance Company (we, us, First Great-West or First GWL&A).

How to Invest
The minimum initial investment (a "Contribution") is:
o $5,000
o $2,000 if an IRA
o $1,000 if subsequent Contributions are made via Automatic Contribution Plan The minimum subsequent Contribution is: o $500 per Contribution o $100 per Contribution if made via Automatic Contribution Plan Allocating Your Money When you contribute money to the Schwab Select Annuity, you can allocate it among the Sub-Accounts of the Variable Annuity-1 Series Account which invest in the following Portfolios:
o Alger American Growth Portfolio
o American Century VP  International  Fund
o Baron  Capital Asset Fund;  Insurance  Shares
o Berger IPT-Small  Company  Growth Fund
o Deutsche  Asset  Management VIT EAFE(R) EquityIndex  Fund
o Deutsche  Asset  Management  VIT Small  Cap Index  Fund
o Dreyfus Variable  Investment  Fund  Appreciation  Portfolio-  Initial  Shares
o Dreyfus Variable  Investment  Fund  Growth  and  Income  Portfolio
-  Initial  Shares
o Federated  American  Leaders  Fund  II
o  Federated  Fund  for  U.S.  Government Securities  II
o Federated  Utility Fund II
o INVESCO  VIF-Equity  Income Fund
o INVESCO VIF-High Yield Fund
o INVESCO  VIF-Technology  Fund
o Janus Aspen Series Growth  Portfolio
o Janus Aspen Series  Worldwide Growth Portfolio
o Janus Aspen Series  Flexible  Income  Portfolio
o Janus Aspen  Series  International  Growth Portfolio
o Montgomery  Variable  Series:  Growth Fund
o Prudential  Series Fund Equity Class II  Portfolio
o SAFECO  Resource  Series  Trust Equity  Portfolio
o SAFECO Resource Series Trust Growth Opportunities Portfolio
o Schwab MarketTrack Growth Portfolio II
o Schwab Money Market Portfolio
o Schwab S&P 500 Portfolio
o Scudder Variable Series 1 Capital Growth Portfolio
o Scudder Variable Series 1

     Growth and Income Portfolio
o Strong Schafer Value Fund II

o Morgan Stanley Universal  Institutional Fund U.S. Real Estate Portfolio


You can also allocate some or all of the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Sales and Surrender Charges There are no sales, redemption, surrender or withdrawal charges under the Schwab Select Annuity.


The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by First Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the offers contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.

                   The date of this Prospectus is May 1, 2001.

                                        2
Free Look Period
After you receive your Contract, you can look it over free of obligation for at least 10 days (up to 35 days for replacement policies), during which you may cancel your Contract. Payout Options The Schwab Select Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or beneficiaries' lifetime or for a specified period of time. The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.

For account information, please contact:

     Annuity Administration Department
     P.O. Box 173920
     Denver, Colorado 80217-3920
     800-838-0649


This Prospectus presents important information you should review before purchasing the Schwab Select Annuity. Please read it carefully and keep it for future reference. You can find more detailed information pertaining to the Contract in the Statement of Additional Information dated May 1, 2001 (as may be amended from time to time), and filed with the Securities and Exchange Commission. The Statement of Additional Information is incorporated by reference into this Prospectus and is legally a part of this Prospectus. A listing of the contents of the Statement of Additional Information may be found on page 43 of this Prospectus. You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the Securities and Exchange Commission's web site at www.sec.gov. This web site also contains other information about us that has been filed electronically.

                                        3
--------------------------------------------------------------------------------
Table of Contents

Definitions...............................................4
Summary...................................................6
   How to contact Schwab..................................6
Variable Annuity Fee Table................................7
Portfolio Annual Expenses.................................8
Fee Examples..............................................9
Condensed Financial Information..........................10
First Great-West Life & Annuity
Insurance Company........................................10
The Series Account.......................................10
The Portfolios...........................................10
   Meeting Investment Objectives.........................13
   Where to Find More Information
   About the Portfolios..................................13
   Addition, Deletion or Substitution....................13
The Guarantee Period Fund................................14
   Investments of the Guarantee Period Fund..............14
   Subsequent Guarantee Periods..........................15
   Breaking a Guarantee Period...........................15
   Interest Rates........................................15
   Market Value Adjustment...............................15
Application and Initial Contributions....................15
Free Look Period.........................................16
Subsequent Contributions.................................16
Annuity Account Value....................................16
Transfers................................................17
   Possible Restrictions.................................17
   Automatic Custom Transfers............................17
Cash Withdrawals.........................................19
   Withdrawals to Pay Investment Manager or
   Financial Advisor Fees................................19
   Tax Consequences of Withdrawals.......................19
Telephone Transactions...................................20
Death Benefit............................................20
   Beneficiary...........................................20
   Distribution of Death Benefit.........................21


Charges and Deductions...................................22
   Mortality and Expense Risk Charge.....................22
   Contract Maintenance Charge...........................22
   Transfer Fees.........................................22
   Expenses of the Portfolios............................22
   Premium Tax...........................................23
   Other Taxes...........................................23
Payout Options...........................................23
   Periodic Withdrawals..................................23
   Annuity Payouts.......................................24
Seek Tax Advice..........................................25
Federal Tax Matters......................................26
   Taxation of Annuities.................................26
   Individual Retirement Annuities.......................28
Assignments or Pledges...................................28
Performance Data.........................................29
   Money Market Yield....................................29
   Average Annual Total Return...........................29
Distribution of the Contracts............................31
Selected Financial Data..................................32
   Management's Discussion and Analysis of
   Financial Conditions and Results of Operations        32
Voting Rights............................................42
Rights Reserved by First Great-West......................42
Legal Proceedings........................................42
Legal Matters............................................43
Experts..................................................43
Available Information....................................43
Appendix A--Condensed Financial Data......................44
Appendix B--Market Value Adjustments......................47
Appendix C--Net Investment Factor.........................49
Financial Statements and Independent
Auditors' Report.........................................50

                                        4
--------------------------------------------------------------------------------
Definitions

1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended (the "Code"), that allows for the tax-free exchange of certain types of insurance contracts. Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.
Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant. Annuity Account--An account established by us in your name that reflects all account activity under your Contract. Annuity Account Value--The sum of all the investment options credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any. Annuity Commencement Date--The date annuity payouts begin.
Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code. Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity. Annuity Unit--An accounting measure we use to determine the amount of any variable annuity payout after the first annuity payout is made. Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account. Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract. Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contractual Guarantee of a Minimum Rate of Interest--This is the minimum rate of interest allowed by law and is applicable to the fixed options only. It is subject to change in accordance with changes in applicable law. The minimum interest rate is equal to an annual effective rate in effect at the time the Contribution is made. This rate will be reflected in written confirmation of the Contribution. Currently, under New York law, the minimum rate is 3%. Contributions--The amount of money you invest or deposit into your annuity. Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies. Distribution Period--The period starting with your Payout Commencement Date.


--------------------------------------------------------------------------------


Effective Date--The date on which the first Contribution is credited to your Annuity Account. Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account. Guarantee Period--The number of years available in the Guarantee Period Fund during which we will credit a stated rate of interest. We may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period. Guarantee Period Maturity Date--The last day of any Guarantee Period. Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates.
Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan. Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in connection with an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.
Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday. Portfolio--A registered management investment company, or portfolio thereof, in which the assets of the Annuity Account may be invested.
Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin. Request--Any written, telephoned, or computerized instruction in a form satisfactory to First GWL&A and Schwab received at the Annuity Administration Department at First GWL&A (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to First GWL&A and Schwab) or the Beneficiary (as applicable) as required by any provision of the Contract.


Series Account--The segregated asset account established by First GWL&A under New York law and registered as a unit investment trust under the Investment Company Act of 1940, as amended. Sub-Account--A division of the Series Account containing the shares of a Portfolio. There is a Sub-Account for each Portfolio. Surrender Value--The value of your Annuity Account with any applicable Market Value Adjustment on the Effective Date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution or Request from you will be processed. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed and the Variable Account Value will be determined on each day that the New York Stock Exchange is open for trading. Transfer--Moving money from and among the Sub-Account(s) and the Guarantee Period Fund.
Variable Account Value--The value of the Sub-Accounts credited to you under the Annuity Account.

                                        6
--------------------------------------------------------------------------------
Summary

The Schwab Select Annuity allows you to accumulate assets on a tax-deferred basis by investing in a variety of variable investment options (Sub-Accounts) and a fixed investment option (the Guarantee Period Fund). The performance of your Annuity Account will vary with the investment performance of the Portfolios corresponding to the Sub-Accounts you select. You bear the entire investment risk for all amounts invested in them. Depending on the performance of the Sub-Accounts you select, your Variable Annuity Account Value could be less than the total amount of your Contributions.


The Schwab Select Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract. Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified Contracts arises under the Contract.
--------------------------------------------------------------------------------
How to contact Schwab:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Schwab Insurance & Annuity Service Center
--------------------------------------------------------------------------------
101 Montgomery Street
San Francisco, CA 94120-9327
--------------------------------------------------------------------------------
Attention: Insurance & Annuities Department
--------------------------------------------------------------------------------
800-838-0649

Your initial Contribution must be at least $5,000; $2,000 if an IRA; $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500; or $100 if made through an Automatic Contribution Plan. The money you contribute to the Contract will be invested at your direction, except during your "free look period." The duration of your free look period depends on your state law and is generally 10 days after you receive your Contract. During this period, amounts specified for allocation to the various Sub-Accounts will be allocated to the Schwab Money Market Sub-Account. Free look allocations are described in more detail on page 16 of this Prospectus.

Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There are no surrender or withdrawal charges. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax. When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including variable and fixed annuity payouts as well as periodic payouts.
If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page 20.

For accounts under $50,000, we deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date. There is no annual Contract Maintenance Charge for accounts of $50,000 or more as of Contract anniversary date. We also deduct a Mortality and Expense Risk Charge from your Sub-Accounts at the end of each daily valuation period equal to an effective annual rate of 0.85% of the value of the net assets in your Sub-Accounts. Each Portfolio assesses a charge for management fees and other expenses. These fees and expenses are detailed in this Prospectus. You may cancel your Contract during the free look period by sending it to the Annuity Administration Department at First GWL&A. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. Free look allocations are described in more detail on page 16 of this Prospectus.


This summary highlights some of the more significant aspects of the Schwab Select Annuity. You'll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep them both for future reference.

7

--------------------------------------------------------------------------------

Variable Annuity Fee Table

The purpose of the tables and the examples that follow is to help you understand the various costs and expenses that you will bear directly or indirectly when investing in the Contract. The tables and examples reflect expenses related to the Sub-Accounts as well as of the Portfolios. In addition to the expenses listed below, Premium Tax, if applicable, may be imposed.
Contract Owner Transaction Expenses1

Sales load                                                None
Surrender fee                                             None
Annual Contract Maintenance Charge2                       $25.00
Transfer fee                                              $10.00
(no transfer fee is charged for the first
12 transfers in any calendar year)

Separate  Account Annual  Expenses1
(as a percentage of average Variable Account Value)

Mortality and expense risk charge                           0.85%
Administrative  expense  charge                             0.00%
Other fees and  expenses of the  Variable  Account          0.00%
Total  Separate Account Annual Expenses                     0.85%




















------------------------------

1 The Contract Owner Transaction Expenses apply to each Contract, regardless of how the Annuity Account Value is allocated. The Annual Expenses do not apply to the Guarantee Period Fund. 2 The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000. If your Annuity Account Value falls below $50,000 due to a withdrawal, the Contract Maintenance Charge will be reinstated until such time as your Annuity Account Value is equal to or greater than $50,000.

                                        8
--------------------------------------------------------------------------------
Portfolio Annual Expenses

(as a percentage of Portfolio average net assets, before and after fee waivers and expense reimbursements for the period ended December 31, 2000)

Portfolio                                     Management      Other        12b-1 fees   Total            Total Fee    Total

                                              fees            expenses                  Portfolio        Waivers3     Portfolio
                                                                                        expenses                      expenses
                                                                                        before fee                    after fee
                                                                                        waivers                       waivers

Alger American Growth                         0.75%           0.04%        0.00%        0.79%            0.00%        0.79%
American Century VP International 3           1.23%           0.00%        0.00%        1.23%            0.00%        1.23%
Baron Capital Asset 3                         1.00%           0.41%        0.25%        1.66%            0.16%        1.50%
Berger IPT-Small Company Growth               0.85%           0.13%        0.00%        0.98%            0.00%        0.98%
Deutsche Asset Management VIT EAFE(R)Equity    0.45%           0.47%        0.00%        0.92%            0.27%        0.65%
Index (formerly the BT Insurance Funds

Trust EAFE(R)Equity Index)

Deutsche Asset Management VIT Small Cap       0.35%           0.34%        0.00%        0.69%            0.24%        0.45%
Index (formerly the BT Insurance Funds

Trust Small Cap Index)

Dreyfus Variable Investment Fund              0.75%           0.03%        0.00%        0.78%            0.00%        0.78%
 Appreciation-Initial Shares
Dreyfus Variable Investment Fund Growth and   0.75%           0.03%        0.00%        0.78%            0.00%        0.78%
Income -Initial Shares
Federated American Leaders II 3               0.75%           0.12%        0.00%        0.87%            0.00%        0.87%
Federated U.S. Government Securities II 3     0.60%           0.24%        0.00%        0.84%            0.00%        0.84%
Federated Utility II 3                        0.75%           0.16%        0.00%        0.91%            0.00%        0.91%
INVESCO VIF-High Yield 3                      0.60%           0.45%        0.00%        1.05%            0.00%        1.05%
INVESCO VIF-Equity Income 3                   0.75%           0.33%        0.00%        1.08%            0.00%        1.08%
INVESCO VIF-Technology 3                      0.72%           0.30%        0.00%        1.02%            0.00%        1.02%
Janus Aspen Growth 3                          0.65%           0.02%        0.00%        0.67%            0.00%        0.67%
Janus Aspen Worldwide Growth 3                0.65%           0.04%        0.00%        0.69%            0.00%        0.69%
Janus Aspen Flexible Income                   0.65%           0.11%        0.00%        0.76%            0.00%        0.76%
Janus Aspen International Growth 3            0.65%           0.6%         0.00%        0.71%            0.00%        0.71%
Montgomery Variable Series: Growth            1.83%           0.58%        0.00%        2.41%            1.15%        1.26%
Prudential Series Fund Equity Class II        0.45%           0.21%        0.25%        0.91%            0.00%        0.91%
SAFECO RST Equity                             0.74%           0.04%        0.00%        0.78%            0.00%        0.78%
SAFECO RST Growth Opportunities               0.74%           0.03%        0.00%        0.77%            0.00%        0.77%
Schwab MarketTrack Growth II3                 To be filed by  amendment
Schwab Money Market3
Schwab S&P 5003
Scudder Variable Series 1 Capital Growth      0.46%           0.03%        0.00%        0.49%            0.00%        0.49%
Scudder Variable Series 1                     0.48%           0.08%        0.00%        0.56%            0.00%        0.56%
Growth & Income
Strong Schafer Value II                       1.00%           0.41%        0.00%        1.41%            0.21%        1.20%
Morgan Stanley Universal Institutional Fund
U.S. Real Estate Portfolio 3                  0.80%           0.36%        0.00%        1.16%            0.06%        1.10%


For the American Century VP International Fund, there is a stepped fee schedule, which means that the Fund's management fee rate generally decreases as the Fund assets increase. For the Baron Capital Asset Fund, the Fund's advisor is contractually obligated to reduce its fee to the extent required to limit the Fund's total operating expenses to 1.50% for the first $250 million of assets in the Fund, 1.35% for Fund assets over $250 million and 1.25% for fund assets over $500 million. Without the expense limitations, total operating expenses for the Fund for the period January 1, 2000 through December 31, 2000, would have been 1.66%. For the Federated American Leaders Fund II, Federated U.S. Government Securities Fund II and the Federated Utility Fund II, the maximum shareholder services fee is 0.25%. The Funds did not pay or accrue the shareholder services fee during the fiscal year ended December 31, 2000. The Funds have no present intention of paying or accruing the shareholder services fee during the fiscal year ending December 31, 2000. For the INVESCO VIF-High Yield, INVESCO VIF-Equity Income and INVESCO VIF-Technology Funds, Other Expenses were lower than the figures shown, because their custodian fees were reduced under an expense offset arrangement. For the INVESCO VIF-Technology Fund, certain expenses were absorbed voluntarily by INVESCO pursuant to an agreement between the Fund and INVESCO. This commitment may be changed at any time following consultation with the board of directors. After absorption, the INVESCO VIF-Technology Fund's Other Expenses for the fiscal year ended December 31, 2000 were insignificant. For Janus Aspen Growth, Janus Aspen Worldwide Growth, and Janus Aspen International Growth Portfolios, the data shown is for fiscal year ended December 31, 2000, restated to reflect a reduction in the management fees for these Portfolios. For the Schwab MarketTrack Growth II, Schwab Money Market and Schwab S&P 500 Portfolios, the Total Portfolio expenses after fee waivers is guaranteed by Schwab and the investment adviser through April 30, 2001. For the Morgan Stanley Universal Institutional Fund U.S. Real Estate Portfolio, the management fee has been reduced to reflect a voluntary waiver of the management fee to the extent total operating expenses exceed 1.10%.

4 The Portfolio Annual Expenses and these examples are based on data provided by the Portfolios. First Great-West has no reason to doubt the accuracy or completeness of that data, but First Great-West has not verified the Portfolios' figures. 5 These examples are based on total Portfolio expenses after taking fee waivers and reimbursements into account and assure that such fee waivers and reimbursements were in place for the period shown.

                                        9

--------------------------------------------------------------------------------

Fee Examples4

If you retain, annuitize or surrender the Contract at the end of the applicable time period, you would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return on assets. These examples assume that no Premium Taxes have been assessed.5

PORTFOLIO                          1 year    3 years   5 years        10 years
Alger American Growth              To be filed by amendment

American Century VP International
Baron Capital Asset
Berger IPT-Small Company Growth

Deutsche Asset Management VIT EAFE(R) Equity Index
Deutsche Asset Management VIT Small Cap Index
Dreyfus Variable  Investment Fund  Appreciation - Initial Shares
Dreyfus Variable Investment Fund Growth and Income - Initial Shares Federated American Leaders II
Federated U.S. Government Securities II
Federated Utility II
INVESCO VIF-High Yield INVESCO  VIF-Equity Income
INVESCO  VIF-Technology  Janus
Aspen Growth Janus Aspen  Worldwide  Growth
Janus Aspen  Flexible  Income
Janus Aspen International Growth
Montgomery Variable Series:  Growth
Prudential Series Fund Equity Class II
SAFECO RST Equity
SAFECO RST Growth  Opportunities
Schwab MarketTrack Growth II
Schwab Money Market
Schwab S&P 500
Scudder Variable Series 1 Capital  Growth
Scudder  Variable  Sereis 1 Growth and Income
Strong  Schafer Value II
Morgan Stanley Universal  Institutional Fund U.S. Real Estate Portfolio


These examples, including the assumed rate of return, should not be considered representations of future performance or past or future expenses. Actual expenses paid or performance achieved may be greater or less than those shown.

10

--------------------------------------------------------------------------------
Condensed Financial Information

Attached as Appendix A is a table showing selected information concerning accumulation units for each Sub-Account for each calender year since inception. An accumulation unit is the unit of measure that we use to calculate the value of your interest in a Sub-Account. The accumulation unit values do not reflect the deduction of certain charges that are subtracted from your Annuity Account Value, such as the Contract Maintenance Charge. The information in the table is included in the Series Account's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. To obtain a more complete picture of each Sub-Account's finances and performance, you should also review the Series Account's financial statements, which are in the Series Account's Annual Report dated December 31, 2000 and contained in the Statement of Additional Information incorprated herein by reference.


First Great-West Life & Annuity
Insurance Company
First GWL&A is a stock life insurance company organized under the laws of the state of New York. We are admitted to do business in New York and Iowa.

--------------------------------------------------------------------------------

The Series Account
We established the Variable Annuity-1 Series Account in accordance with New York laws on January 15, 1997. The Series Account is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"), as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment practices or policies of the Series Account.
We own the assets of the Series Account. The income, gains or losses, realized or unrealized, from assets allocated to the Series Account are credited to or charged against the Series Account without regard to our other income gains or losses. We will at all times maintain assets in the Series Account with a total market value at least equal to the reserves and other liabilities relating to the variable benefits under all Contracts participating in the Series Account. Those assets may not be charged with our liabilities from our other business.
Our obligations under those Contracts are, however, our general corporate obligations.


The Series Account is divided into Sub-Accounts, 29 of which are available under the Contract. Each Sub-Account invests exclusively in shares of a corresponding investment Portfolio of a registered investment company (commonly known as a mutual fund). We may in the future add new or delete existing Sub-Accounts. The income, gains or losses, realized or unrealized, from assets allocated to each Sub-Account are credited to or charged against that Sub-Account without regard to the other income, gains or losses of the other Sub-Accounts. All amounts allocated to a Sub-Account will be fully invested in Portfolio shares. We hold the assets of the Series Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

--------------------------------------------------------------------------------
The Portfolios
The Contract offers a number of Portfolios, corresponding to the Sub-Accounts. Each Sub-Account invests in a single Portfolio. Each Portfolio is a separate mutual fund registered under the 1940 Act. More comprehensive information, including a discussion of potential risks, is found in the current prospectuses for the Portfolios (the "Portfolio Prospectuses"). The Portfolio Prospectuses should be read in connection with this Prospectus. You may obtain a copy of the Portfolio Prospectuses without charge by request.
Each Portfolio:
o holds its assets separate from the assets of the other Portfolios, o has its own distinct investment objective and policy, and o operates as a separate investment fund The income, gains and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio. The Portfolios are not available to the general public directly. The Portfolios are only available as investment options in variable annuity contracts or variable life insurance policies issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.
Some of the Portfolios have been established by investment advisers which manage publicly available mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly available mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly available mutual fund. Consequently, the investment performance of publicly available mutual funds and any corresponding Portfolios may differ substantially.
                                       11
The investment objectives of the Portfolios are briefly described below: The Alger American Fund--advised by Fred Alger Management, Inc. of New York, New York. Alger American Growth Portfolio seeks long-term capital appreciation. It focuses on growing companies that generally have broad product lines, markets, financial resources and depth of management. Under normal circumstances, the
Portfolio  invests  primarily  in  equity  securities  of large  companies.  The
Portfolio considers a large company to have a market capitalization of $1 billion or greater.
American Century Variable Portfolios, Inc.--advised by American Century Investment Management, Inc. of Kansas City, Missouri, advisers to the American Century family of mutual funds. American Century VP International seeks capital growth by investing primarily in equity securities of foreign companies. The Fund invests primarily in securities of issuers in developed countries. Baron Capital Asset Fund--advised by BAMCO, Inc. of New York, New York. Baron Capital Asset Fund: Insurance Series seeks capital appreciation through investments in small and medium sized companies with undervalued assets or favorable growth prospects. The Fund invests primarily in small sized companies with market capitalizations of approximately $100 million to $1.5 billion and medium sized companies with market values of $1.5 billion to $5 billion. Berger Institutional Products Trust--advised by Berger LLC of Denver, Colorado.

Berger IPT-Small Company Growth Fund seeks capital appreciation by investing primarily in the common stocks of small companies with the potential for rapid revenue and earnings growth. Under normal circumstances, the Fund invests at least 65% of its assets in equity securities whose market capitalization, at the time of initial purchase, is less than the 12-month average of the maximum market capitalization for companies included in the Russell 2000 Index. This average is updated monthly. The Deutsche Asset Management VIT Funds --advised by Deutsche Asset Management Inc..

Deutsche Asset Management VIT EAFE(R) Equity Index Fund seeks to match, as closely as possible, before expenses, the performance of the Morgan Stanley Capital International EAFE(R) Index. The EAFE Index emphasizes stocks of companies in major markets in Europe, Australia, and the Far East and is a widely accepted benchmark of international stock performance.

Deutsche Asset Management VIT Small Cap Index Fund seeks to match, as closely as possible, before expenses, the performance of the Russell 2000 Small Stock Index. The Russell 2000 Index emphasizes stocks of small U.S. companies and is a widely accepted benchmark of small-company stock performance.

Dreyfus Variable Investment Fund--advised by The Dreyfus Corporation of New York, New York. The Dreyfus VIF Appreciation Portfolio is sub-advised by Fayez Sarofim & Co. Dreyfus Variable Investment Fund Appreciation Portfolio-Initial Shares seeks to provide long-term capital growth consistent with the preservation of capital by investing primarily in common stocks focusing on "blue-chip" companies with total market values of more than $5 billion at the time of purchase. Current income is a secondary goal. Fayez Sarofim & Co. is the sub-adviser to this Fund and, as such, provides day-to-day management. Dreyfus Variable Investment Fund Growth and Income Portfolio-Initial Shares seeks to provide long-term capital growth, current income and growth of income consistent with reasonable investment risk by investing in stocks, bonds and money market instruments of domestic and foreign issuers.

Federated Insurance Series--advised by Federated Advisers of Pittsburgh, Pennsylvania. Federated American Leaders Fund II seeks to achieve long-term growth of capital as a primary objective and seeks to provide income as a secondary objective through investment of at least 65% of its total assets (under normal circumstances) in common stocks of "blue chip" companies. Federated Fund for U.S. Government Securities II seeks to provide current income through investment of at least 65% of its total assets in securities which are primary or direct obligations of the U.S. government or its agencies or instrumentalities or which are guaranteed as to principal and interest by the U.S. government, its agencies, or instrumentalities and in certain collateralized mortgage obligations, and repurchase agreements.

Federated Utility Fund II seeks to provide high current income and moderate capital appreciation by investing in a professionally-managed, diversified portfolio of utility company equity and debt securities. INVESCO Variable Investment Funds, Inc.--advised by INVESCO Funds Group, Denver, Colorado. INVESCO Trust Company is the sub-adviser for the INVESCO VIF-Equity Income Fund.

INVESCO VIF-Equity Income Fund is a diversified fund that seeks to provide a high total return through both growth and current income. The Fund normally invests in primarily dividend paying common and preferred stock. Although the Fund focuses on the stocks of larger companies with a strong record of paying dividends it may also invest in companies that have not paid regular dividends. The Fund's equity investments are limited to stocks that can be easily traded in the U.S.; it may, however, invest in foreign securities in the form of American Depository Receipts. The rest of the Fund's assets are invested in debt securities, generally corporate bonds that are rated investment grade or better. The Fund may also invest up to 15% of its assets in lower-grade debt securities commonly known as "junk bonds," which generally offer higher interest rates, but are riskier investments than investment grade securities. INVESCO VIF-High Yield Fund seeks a high level of current income through investment in debt securities. It invests primarily in lower-rated debt securities, commonly called "junk bonds," and preferred stock, with medium to lower credit ratings. Although these securities carry with them higher risks, they generally provide higher yields - and therefore higher income - than higher-rated debt securities. The rest of the Fund's assets are invested in securities issued or guaranteed by the U.S. government, its agencies or instrumentatlities, bank CDs, corporate short-term notes and municipal obligations. Normally, at least 65% of the Fund's total assets will be invested in debt securities maturing at least three years after they are issued. INVESCO VIF-Technology Fund seeks capital appreciation and normally invests in equity securities of companies engaged in technology-related industries. These include, but are not limited to, applied technologies, biotechnologies, communications, computers, electronics, internet, IT service and consulting, software, telecommunications equipment and services office and factory automation, networking, robotics and video. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. The Fund's investments are diversified across the technology sector. However, because the investments are limited to a comparatively narrow segment of the economy, the Fund's investments are not as diversified as most mutual funds, and far less diversified than the broad securities markets. This means that the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments tends to go up and down more rapidly. As a result, the value of a Fund share may rise or fall rapidly.

Janus Aspen Series--advised by Janus Capital Corporation of Denver, Colorado.


Janus Aspen Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks selected for their growth potential. Janus Aspen Worldwide Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks of any size throughout the world. The Portfolio normally invests in issuers from at least five different countries, including the U.S. Janus Aspen Flexible Income Portfolio seeks to obtain maximum total return consistent with preservation of capital. The Portfolio invests in a wide variety of income-producing securities such as corporate bonds and notes, government securities and preferred stock. The Portfolio will invest at least 80% of its assets in income-producing securities and may own an unlimited amount of high-yield/high-risk fixed income securities and these securities may be a big part of the Portfolio.

Janus Aspen International Growth Portfolio seeks long-term growth of capital. The Portfolio normally invests at least 65% of its total assets in securities of issuers from at least five different countries, excluding the U.S. Montgomery Variable Series--advised by Montgomery Asset Management, LLC of San Francisco, California.


Montgomery Variable Series: Growth Fund seeks long-term capital appreciation by investing in U.S. growth companies. The Fund may invest in the stocks of U.S. companies of any size, but invests at least 65% of its total assets in those companies whose shares have a total stock market value (market capitalization) of at least $1 billion. The Fund's strategy is to identify well-managed U.S. companies that are expected to increase their sales and corporate earnings on a sustained basis. Prudential Series Fund--advised by the Prudential Funds Management LLC of Newark, New Jersey.


Prudential Series Fund Equity Class II Portfolio seeks capital appreciation through investment primarily in common stocks of companies, including major established corporations as well as smaller capitalization companies, that appear to offer attractive prospects of price appreciation that is superior to broadly-based stock indexes. Current income, if any, is incidental. SAFECO Resource Series Trust--advised by SAFECO Asset Management Company of Seattle, Washington.


SAFECO RST Equity Portfolio has as its investment objective to seek long-term capital growth and reasonable current income. The Portfolio typically investes in common stocks of large established companies that are proven performers. SAFECO RST Growth Opportunities Portfolio has as its investment objective to seek growth of capital and the increased income that ordinarily follows from such growth. The Portfolio invests most of its assets in common stocks selected primarily for potential growth at a reasonable price.

13

Schwab Annuity Portfolios--advised by Charles Schwab Investment Management, Inc. of San Francisco, California.


Schwab Market Track Growth Portfolio II seeks to provide high capital growth with less volatility than an all stock portfolio by investing in a mix of stocks, bonds, and cash equivalents either directly or through investment in other mutual funds. Schwab Money Market Portfolio seeks the highest current income consistent with liquidity and stability of capital. This Portfolio is neither insurance nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. There can be no assurance that it will be able to maintain a stable net asset value of $1.00 per share.

Schwab  S&P 500  Portfolio  seeks to track the price  and  dividend  performance
(total return) of common stocks of U.S. companies, as represented in the Standard & Poor's Composite Index of 500 stocks.

Scudder Variable Life Investment Fund--advised by Zurich Scudder Investments, Inc. of New York, New York.

Scudder Variable Series 1 Capital Growth Portfolio seeks to maximize long-term capital growth through a broad and flexible investment program. The Portfolio invests principally in common stocks and preferred stocks in all sectors of the market, including companies that generate or apply new technologies, companies that own or develop natural resources, companies that may benefit from changing consumer demands and lifestyles and foreign companies.
Scudder Variable Series 1 Growth and Income Portfolio seeks long-term growth of capital, current income and growth of income. The Portfolio pursues its goal by investing primarily in common stocks, preferred stocks and securities convertible into common stocks of companies which offer the prospect for growth of earnings while paying higher than average current dividends. The Portfolio may also purchase such securities which do not pay current dividends but which offer prospects for growth of capital and future income.

The Strong Schafer Value Fund II--advised by Strong Schafer Capital Management, L.L.C. (SSCM) of Princeton, New Jersey

The Strong Schafer Value Fund II seeks long-term capital appreciation. Current income is a secondary objective. The Fund invests primarily in common stocks of medium- and large-size companies.


Universal Institutional Funds Inc.--advised by Morgan Stanley Asset Management of New York, NY Morgan Stanley UIF U.S.Real Estate Portfolio seeks above average current income and long-term capital appreciation by investing primarily in equity securities of companies engaged in the U.S. real estate industry, including Real Estate Investment Trusts ("REITS").

Meeting Investment Objectives
Meeting investment objectives depends on various factors, including, but not limited to, how well the Portfolio managers anticipate changing economic and market conditions. There is no guarantee that any of these Portfolios will achieve their stated objectives.
Where to Find More Information About the Portfolios
Additional information about the investment objectives and policies of all the Portfolios and the investment advisory and administrative services and charges can be found in the current Portfolio Prospectuses, which can be obtained from the Schwab Insurance & Annuity Service Center.
The Portfolio Prospectuses should be read carefully before any decision is made concerning the allocation of Contributions to, or Transfers among, the Sub-Accounts. Addition, Deletion or Substitution First GWL&A does not control the Portfolios and cannot guarantee that any of the Portfolios will always be available for allocation of Contributions or Transfers. We retain the right to make changes in the Series Account and in its investments. Currently, Schwab must approve certain changes.
First GWL&A and Schwab reserve the right to discontinue the offering of any Portfolio. If a Portfolio is discontinued, we may substitute shares of another Portfolio or shares of another investment company for the discontinued Portfolio's shares. Any share substitution will comply with the requirements of the 1940 Act.
If you are contributing to a Sub-Account corresponding to a Portfolio that is being discontinued, you will be given notice prior to the Portfolio's elimination. Based on marketing, tax, investment and other conditions, we may establish new Sub-Accounts and make them available to Owners at our discretion. Each additional Sub-Account will purchase shares in a Portfolio or in another mutual fund or investment vehicle. If, in our sole discretion, marketing, tax, investment or other conditions warrant, we may also eliminate one or more Sub-Accounts. If a Sub-Account is eliminated, we will notify you and request that you re-allocate the amounts invested in the eliminated Sub-Account.
--------------------------------------------------------------------------------

14

--------------------------------------------------------------------------------
The Guarantee Period Fund
The Guarantee Period Fund is not part of the Series Account. Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.
Because your Contributions do not receive a unit ownership of assets accounted for in the separate account, the assets accrue solely to the benefit of First GWL&A and any gain or loss in the separate account is borne entirely by First GWL&A. You will receive the Contract guarantees made by First GWL&A for amounts you contribute to the Guarantee Period Fund. When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least one year. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.
Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose. Currently, Guarantee Periods with annual terms of 1 to 10 years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.
The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page 15). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page 15.

Investments of the Guarantee Period Fund
We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including: o Securities issued by the U.S. Government or its agencies or instrumentalities, which may or may not be guaranteed by the U.S.
     Government.
o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.
o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.
o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.
In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate account if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities. The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by New York and other state insurance laws. And, the stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

15

Subsequent Guarantee Periods
Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement you receive prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins. If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. If none of the above are available, the value of matured Guarantee Periods will be allocated to the Schwab Money Market Sub-Account. No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years from the Guarantee Period maturity date, the matured value will be transferred to a 2-year Guarantee Period. Breaking a Guarantee Period If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period maturity date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first. If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment. Interest Rates The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, First GWL&A may declare interest rates different than those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period. The stated rate of interest must be at least equal to the Contractual Guarantee of a Minimum Rate of Interest, but First GWL&A may declare higher rates. The Contractual Guarantee of a Minimum Rate of Interest is based on the applicable state standard non-forfeiture law which is 3%.


The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which First GWL&A may acquire using funds deposited into the Guarantee Period Fund. In addition, First Great-West considers regulatory and tax requirements, sales and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.
Market Value Adjustment
Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before the Guarantee Period Fund's maturity date, you: o surrender your investment in the Guarantee Period Fund, o transfer money from the Guarantee Period Fund, o partially withdraw money from the Guarantee Period Fund, or o apply amounts from the fund to purchase an annuity to receive payouts from your account.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period maturity date in each of the following situations: o Transfer to a Sub-Account offered under this Contract. o Surrenders, partial withdrawals, annuitization or periodic withdrawals. o A single sum payout upon death of the Owner or Annuitant.

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix B. Appendix B also includes examples of how Market Value Adjustments work.
--------------------------------------------------------------------------------
Application and Initial Contributions
The first step to purchasing The Schwab Select Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000; $2,000 if an IRA; or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to First GWL&A) or transferred from a Schwab brokerage account. If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department at First GWL&A. Acceptance is subject to sufficient information in a form
acceptable  to  us.  We  reserve  the  right  to  reject  any   application   or
Contribution.

16

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.
--------------------------------------------------------------------------------
Free Look Period
During the free look period (ten days or longer where required by law), you may cancel your Contract. During the free look period, all Contributions will be processed as follows: o Amounts you specify to be allocated to one or more of the available Guarantee Periods will be allocated as directed, effective upon the Transaction Date.
o Amounts you specify to be allocated to one or more of the Sub-Accounts will first be allocated to the Schwab Money Market Sub-Account until the end of the free look period. After the free look period is over, the Variable Account Value held in the Schwab Money Market Sub-Account will be allocated to the Sub-Accounts you selected on the application.
During the free look period, you may change the Sub-Accounts in which you'd like to invest as well as your allocation percentages. Any changes you make during the free look period will take effect after the free look period has expired. Contracts returned during the free look period will be void from the date we issued the Contract and the greater of the following will be refunded: o Contributions less withdrawals and distributions, or o The Annuity Account Value.
If you exercise the free look privilege, you must return the Contract to the Annuity Administration Department at First GWL&A.
--------------------------------------------------------------------------------
Subsequent Contributions
Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500; or $100 if made via an Automatic
Contribution Plan. Total Contributions may exceed $1,000,000 with our prior approval. Subsequent Contributions can be made by check or via an Automatic Contribution plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to First GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance. First GWL&A reserves the right to modify the limitations set forth in this section.
--------------------------------------------------------------------------------
Annuity Account Value
Before the date annuity payouts begin, your Annuity Account Value is the sum of your Variable and Fixed Accounts established under your Contract. Before your Annuity Commencement Date, the Variable Account Value is the total dollar amount of all accumulation units credited to you for each Sub-Account. Initially, the value of each accumulation unit was set at $10.00. Each Sub-Account's value prior to the Payout Commencement Date is equal to:
o net Contributions allocated to the corresponding Sub-Account, o plus or minus any increase or decrease in the value of the assets of the Sub-Account due to investment results, o minus the daily mortality and expense risk charge, o minus reductions for the Contract Maintenance Charge deducted on the contract anniversary, o minus any applicable Transfer fees, and o minus any withdrawals or Transfers from the Sub-Account.

The value of a Sub-Account's assets is determined at the end of each day that the New York Stock Exchange is open for regular business (a valuation date). A valuation period is the period between successive valuation dates. It begins at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) on each valuation date and ends at the close of the New York Stock Exchange on the next succeeding valuation date.
The Variable Account Value is expected to change from valuation period to valuation period, reflecting the investment experience of the selected Sub-Account(s), as well as the deductions for applicable charges. Upon allocating Variable Account Values to a Sub-Account you will be credited with variable accumulation units in that Sub-Account. The number of accumulation units you will be credited is determined by dividing the portion of each Contribution allocated to the Sub-Account by the value of an accumulation unit. The value of the accumulation unit is determined and credited at the end of the valuation period during which the Contribution was received. Each Sub-Account's accumulation unit value is established at the end of each valuation period. It is calculated by multiplying the value of that unit at the end of the prior valuation period by the Sub-Account's Net Investment Factor for the valuation period. The formula used to calculate the Net Investment Factor is discussed in Appendix C.

17

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").
--------------------------------------------------------------------------------
Transfers

Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among and between the Sub-Accounts and the available Guarantee Periods by telephone, by sending a Request to the Annuity Administration Department at First GWL&A or by calling our touch-tone account and trading service.

Your Request must specify:
o the amounts being Transferred,
o the Sub-Account(s) and/or Guarantee Period(s) from which the Transfer is to be made, and o the Sub-Account(s) and/or Guarantee Period(s) that will receive the Transfer.
Currently, there is no limit on the number of Transfers you can make among the Sub-Accounts and the Guarantee Period Fund during any calendar year. However, we reserve the right to limit the number of Transfers you make. There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers. However, if a one-time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.
A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department at First GWL&A if received before 4:00 p.m. Eastern time. Under current tax law, there will not be any tax liability to you if you make a Transfer.
Transfers involving the Sub-Accounts will result in the purchase and/or cancellation of accumulation units having a total value equal to the dollar amount being Transferred. The purchase and/or cancellation of such units is made using the Variable Account Value as of the end of the valuation date on which the Transfer is effective.
When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period maturity date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page 15. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Possible Restrictions
We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time. For example, Transfer restrictions may be necessary to protect you from the negative effect large and/or numerous Transfers can have on portfolio management. Moving significant amounts from one Sub-Account to another may prevent the underlying Portfolio from taking advantage of long-term investment opportunities because the Portfolio must maintain enough cash to cover the cancellation of accumulation units that results from a Transfer out of a Sub-Account. Moving large amounts of money may also cause a substantial increase in Portfolio transaction costs which must be indirectly borne by you. As a result, we reserve the right to require that all Transfer requests be made by you and not by your designee and to require that each Transfer request be made by a separate communication to us. We also reserve the right to require that each Transfer request be submitted in writing and be signed by you. Transfers among the Sub-Accounts may also be subject to such terms and conditions as may be imposed by the Portfolios.
Automatic Custom Transfers
Dollar Cost Averaging

You may arrange for systematic Transfers from any Sub-Account to any other Sub-Account. These systematic Transfers may be used to Transfer values from the Schwab Money Market Sub-Account to other Sub-Accounts as part of a dollar cost averaging strategy. Dollar cost averaging allows you to buy more units when the price is low and fewer units when the price is high. Over time, your average cost per unit may be less than if you invested all your money at one time. However, dollar cost averaging does not assure a greater profit, or any profit, and will not prevent or necessarily alleviate losses in a declining market. You can set up automatic dollar cost averaging on a monthly, quarterly, semi-annual or annual basis. Your Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract.

18

--------------------------------------------------------------------------------
How dollar cost averaging works:
  -------- ------------ ---------- ---------
  -------  Contribution Units      Price
  Month                 Purchased  per unit
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  Jan.     $250         10          $25.00
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
            250         12           20.83
  Feb.
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
            250         20           12.50
  Mar.
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  Apr.      250         20           12.50
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  May       250         15           16.67
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  June      250         12           20.83
  -------- ------------ ---------- ---------
  Average market value per unit $18.06
  Investor's average cost per unit $16.85

In the chart above, if all units had been purchased at one time at the highest unit value of $25.00, only 60 units could have been purchased with $1500. By contributing smaller amounts over time, dollar cost averaging allowed 89 units to be purchased with $1500 at an average unit price of $16.85. This investor purchased 29 more units at $1.21 less per unit than the average market value per unit of $18.06.
--------------------------------------------------------------------------------


If there are insufficient funds in the applicable Sub-Account on the date your Transfer is scheduled, your Transfer will not be made. However, your dollar cost averaging Transfers will resume once there are sufficient funds in the applicable Sub-Account. Dollar cost averaging will terminate automatically when you start taking payouts from the annuity. Dollar cost averaging Transfers are not included in the twelve free Transfers allowed in a calendar year. Dollar cost averaging Transfers must meet the following conditions: o The minimum amount that can be Transferred out of the selected Sub-Account is $100. o You must: (1) specify the dollar amount to be Transferred, (2) designate the Sub-Account(s) to which the Transfer will be made, and (3) designate the percent of the dollar amount to be allocated to each Sub-Account into which you are Transferring money. The accumulation unit values will be determined on the Transfer date.
You may not participate in dollar cost averaging and rebalancer at the same time. First GWL&A reserves the right to modify, suspend or terminate dollar cost averaging at any time.

Rebalancer
Over time, variations in each Sub-Account's investment results will change your asset allocation plan percentages. Rebalancer allows you to automatically reallocate your Variable Account Value to maintain your desired asset allocation. Participation in Rebalancer does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market.
--------------------------------------------------------------------------------
How rebalancer works:
--------------------------------------------------------------------------------
Suppose you purchased your annuity by allocating 60% of your initial contribution to stocks; 30% to bonds and 10% to cash equivalents as in this pie chart:
[GRAPHIC OMITTED]
Stocks 60%
     Large Company  30%
     Small Company  15%
     International  15%
Bonds  30%
Cash   10%

Now assume that stock portfolios outperform bond portfolios and cash equivalents over a certain period of time. Over this period, the unequal performance may alter the asset allocation of the above hypothetical plan to look like this:
[GRAPHIC OMITTED]
Stocks 75%
     Large Company  35%
     Small Company  20%
     International  20%
Bonds  20%
Cash    5%

Rebalancer automatically reallocate your Variable Account Value to maintain your desired asset allocation. In this example, the portfolio would be re-allocated back to 60% in stocks; 30% in bonds; 10% in cash equivalents.
--------------------------------------------------------------------------------
You can set up rebalancer as a one-time Transfer or on a quarterly, semi-annual or annual basis. If you select to rebalance only once, the Transfer will take place on the Transaction Date of the request. One-time rebalancer Transfers count toward the twelve free Transfers allowed in a calendar year. If you select to rebalance on a quarterly, semi-annual or annual basis, the first Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract. Quarterly, semi-annual and annual Transfers will not count toward the 12 free Transfers.

19

On the Transaction Date for the specified request, assets will be automatically reallocated to the Sub-Accounts you selected. The rebalancer option will terminate automatically when you start taking payouts from the Contract. Rebalancer Transfers must meet the following conditions: o Your entire Variable Account Value must be included.
o You must specify the percentage of your Variable Account Value you'd like allocated to each Sub-Account and the frequency of rebalancing. You may modify the allocations or stop the rebalancer option at any time.
o You may not participate in dollar cost averaging and rebalancer at the same time. First GWL&A reserves the right to modify, suspend, or terminate the rebalancer option at any time.
--------------------------------------------------------------------------------
Cash Withdrawals
You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payouts begin by submitting a written withdrawal request to the Annuity Administration Department at First GWL&A. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with any applicable Market Value Adjustment on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin. If you request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page 15. Partial withdrawals are unlimited. However, you must specify the Sub-Account(s) or Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.
The following terms apply to withdrawals:
o Partial withdrawals or surrenders are not permitted after the date annuity payouts begin. o A partial withdrawal or a surrender will be effective upon the Transaction Date.
o A partial withdrawal or a surrender from amounts in a Guarantee Period may be subject to the Market Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.

Withdrawal requests must be in writing with your original signature. If your instructions are not clear, your request will be denied and no withdrawal or partial withdrawal will be processed. After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.
Withdrawals to Pay Investment Manager or Financial Advisor Fees You may request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account to pay Consultant fees.
Tax Consequences of Withdrawals
Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant. In addition, the Internal Revenue Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.
You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.
Some states also require withholding for state income taxes. For details about withholding, please see "Federal Tax Matters" on page 26. If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.

                                       20
--------------------------------------------------------------------------------
Telephone Transactions
You may make Transfer requests by telephone. Telephone Transfer requests received before 4:00 p.m. Eastern time will be made on that day at that day's unit value. Calls completed after 4:00 p.m. Eastern time will be made on the next business day we and the NYSE are open for business, at that day's unit value.
We will use reasonable procedures to confirm that instructions communicated by telephone are genuine, such as: o requiring some form of personal identification prior to acting on instructions, o providing written confirmation of the transaction and/or o tape recording the instructions given by telephone. If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.
--------------------------------------------------------------------------------
Death Benefit
Before the date when annuity payouts begin, the Death Benefit, if any, will be equal to the greater of: o the Annuity Account Value with an MVA, if applicable, as of the date the request for payout is received, less any Premium Tax, or o the sum of Contributions, less partial withdrawals and/or periodic withdrawals, less any Premium Tax. The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary. The amount of the Death Benefit will be determined as of the date payouts begin. However, on the date a payout option is processed, the Variable Account Value will be Transferred to the Schwab Money Market Sub-Account unless the Beneficiary elects otherwise.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows: Variable Account Value o payout in a single sum, or o payout under any of the variable annuity options provided under this Contract. Fixed Account Value o payout in a single sum that may be subject to a Market Value Adjustment, or o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment Any payment within 6 months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment. In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations. Beneficiary You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuitant's death. A change of Beneficiary will take effect as of the date the request is processed by the Annuity Administration Department at First GWL&A, unless a certain date is specified by the Owner. If the Owner dies before the request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.
The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

21

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the variable or fixed annuity options available under the Contract, provided that: o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and
o such distributions begin not later than one year after the Owner's date of death. If an election is not received by First GWL&A from a non-spouse Beneficiary and substantially equal installments begin no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.
If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death. Distribution of Death Benefit Death of Annuitant Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.
--------------------------------------------------------------------------------
Contingent Annuitant
While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the request is processed at the Annuity Administration Department at First GWL&A, unless a certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.
--------------------------------------------------------------------------------

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.
If the Annuitant dies after the date annuity payouts begin and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below. Death of Owner Who Is Not the Annuitant If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Death Benefit will be paid to the Joint Owner or the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.
If the Owner dies after annuity payouts commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.
In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.
Death of Owner Who Is the Annuitant
If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force. If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.
In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

22

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Charges and Deductions
No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract. As more fully described below, charges under the Contract are assessed only as deductions for: o Premium Tax, if applicable, o Certain Transfers, o a Contract Maintenance Charge, and o charges against your Variable Account Value for our assumption of mortality and expense risks. Mortality and Expense Risk Charge We deduct a Mortality and Expense Risk Charge from your Variable Account Value at the end of each valuation period to compensate us for bearing certain mortality and expense risks under the Contract. This is a daily charge equal to an effective annual rate of 0.85%. We guarantee that this charge will never increase beyond 0.85%. The Mortality and Expense Risk Charge is reflected in the unit values of each of the Sub-Accounts you have selected. Thus, this charge will continue to be applicable should you choose a variable annuity payout option or the periodic withdrawal option. Annuity Account Values and annuity payouts are not affected by changes in actual mortality experience incurred by us. The mortality risks assumed by us arise from our contractual obligations to make annuity payouts determined in accordance with the annuity tables and other provisions contained in the Contract. This means that you can be sure that neither the Annuitant's longevity nor an unanticipated improvement in general life expectancy will adversely affect the annuity payouts under the Contract. We bear substantial risk in connection with the Death Benefit before the Annuity Commencement Date. The expense risk assumed is the risk that our actual expenses in administering the Contracts and the Series Account will be greater than we anticipated. If the Mortality and Expense Risk Charge is insufficient to cover actual costs and risks assumed, the loss will fall on us. If this charge is more than sufficient, any excess will be profit to us. Currently, we expect a profit from this charge. Our expenses for distributing the Contracts will be borne by our general assets, including any profits from this charge.

Contract Maintenance Charge


We currently deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date for accounts under $50,000 as of such anniversary date. This charge partially covers our costs for administering the Contracts and the Series Account. Once you have started receiving payouts from the annuity, this charge will stop unless you choose the periodic withdrawal option.
The Contract Maintenance Charge is deducted from the portion of your Annuity Account Value allocated to the Schwab Money Market Sub-Account. If the portion of your Annuity Account Value in this Sub-Account is not sufficient to cover the Contract Maintenance Charge, then the charge or any portion of it will be deducted on a pro rata basis from all your Sub-Accounts with current value. If the entire Annuity Account is held in the Guarantee Period Fund or there are not enough funds in any Sub-Account to pay the entire charge, then the Contract Maintenance Charge will be deducted on a pro rata basis from amounts held in all Guarantee Periods. There is no MVA on amounts deducted from a Guarantee Period for the Contract Maintenance Charge. The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000, on the anniversary date. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until an anniversary date, on which,such time as your Annuity Account Value is equal to or greater than $50,000. We do not expect a profit from amounts received from the Contract Maintenance Charge.

Transfer Fees
There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fee. Expenses of the Portfolios The value of the assets in the Sub-Accounts reflect the value of Portfolio shares and therefore the fees and expenses paid by each Portfolio. A complete description of the fees, expenses, and deductions is included in this Prospectus under the Variable Annuity Fee Table and Portfolio Annual Expenses on pages 7 and 8.

23

Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Currently, the Premium Tax rate in New York for annuities is 0%. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.
Other Taxes
Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in New York. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.
--------------------------------------------------------------------------------
Payout Options
During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals, variable annuity payouts, fixed annuity payouts or in a single, lump-sum payment. You may change the Payout Commencement Date within 60 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.
If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2. Periodic Withdrawals You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less Premium Tax, if any. In requesting periodic withdrawals, you must elect:
o The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals o A minimum withdrawal amount of at least $100 o The calendar day of the month on which withdrawals will be made o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year

Your withdrawals may be prorated across the Guarantee Period Fund (if applicable) and the Sub-Accounts in proportion to their assets. Or, they can be made specifically from the Guarantee Period Fund and specific Sub-Account(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period Fund and Sub-Account assets unless you request otherwise.
While periodic withdrawals are being received:
o You may continue to exercise all contractual rights, except that no Contributions may be made. o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods six or more months prior to its Guarantee Period maturity date.
o You may keep the same Sub-Accounts as you had selected before periodic withdrawals began. o Charges and fees under the Contract continue to apply. o Maturing Guarantee Periods renew into the shortest Guarantee Period then available. Periodic withdrawals will cease on the earlier of the date: o The amount elected to be paid under the option selected has been reduced to zero. o The Annuity Account Value is zero. o You request that withdrawals stop. o You purchase an annuity option. o The Owner or the Annuitant dies.

--------------------------------------------------------------------------------
If you choose to receive payouts from your Contract through periodic withdrawals, you may select from the following payout options: Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.
--------------------------------------------------------------------------------
Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary. Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals. Available only if 100% of your Account Value is invested in the Guarantee Period Fund. Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9).
Any other form of periodic withdrawal acceptable to us which is for a period of at least 36 months.

24


If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2 . IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.

In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Investment Manager or Financial Advisor. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page 19. Annuity Payouts You can choose the date you'd like annuity payouts to start either when you purchase the Contract or at a later date. The date you choose must be at least one year after your initial Contribution. If you do not select a payout start date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the annuity date you selected.
If you have not elected a payout option within 30 days of the Annuity Commencement Date, the portion of your Annuity Account Value held in your Fixed Account will be paid out as a fixed life annuity with a guarantee period of 20 years. The Annuity Account Value held in the Sub-Account(s) will be paid out as a variable life annuity with a guarantee period of 20 years.
--------------------------------------------------------------------------------
If you choose to receive variable annuity payouts from your Contract, you may select from the following payout options: Variable life annuity with guaranteed period--This option provides for monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years. Variable life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity terminates with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
--------------------------------------------------------------------------------


The  amount  to be  paid  out is  the  Annuity  Account  Value  on  the  Annuity
Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal. Under an annuity payout option, you can receive payouts monthly, quarterly, semi-annually or annually in payments which must be at least $50. We reserve the right to make payouts using the most frequent payout interval which produces a payout of at least $50. If you elect to receive a single sum payment, the amount paid is the Surrender Value.
Amount of First Variable Payout

The first payout under a variable annuity payout option will be based on the value of the amounts held in each Sub-Account you have selected on the 5th valuation date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate to the amount applied under the payout option. The rate applied reflects an assumed investment return ("AIR") of 5%. For annuity options involving life income, the actual age and/or gender of the Annuitant will affect the amount of each payout. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payouts until satisfactory proof is received. Since payouts to older Annuitants are expected to be fewer in number, the amount of each annuity payout under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

If the age or gender of the Annuitant has been misstated, the payouts established will be made on the basis of the correct age or gender. If payouts were too large because of misstatement, the difference with interest may be deducted by us from the next payout or payouts. If payouts were too small, the difference with interest may be added by us to the next payout. This interest is at an annual effective rate which will not be less than the Contractual Guarantee of a Minimum Rate of Interest. Variable Annuity Units The number of Annuity Units paid for each Sub-Account is determined by dividing the amount of the first monthly payout by its Annuity Unit value on the 5th valuation date preceding the date the first payout is due. The number of Annuity Units used to calculate each payout for a Sub-Account remains fixed during the Annuity Payout Period.

25

Amount of Variable Payouts After the First Payout

Payouts after the first will vary depending upon the investment performance of the Sub-Accounts. Your payments will increase in amount over time if the Sub-Account(s) you select earn more then 5% AIR. Likewise, your payments will decrease in amount over time if the Sub-Account(s) you select earn less than 5% AIR. The subsequent amount paid from each Sub-Account is determined by multiplying (a) by (b) where (a) is the number of Sub-Account Annuity Units to be paid and (b) is the Sub-Account Annuity Unit value on the 5th valuation date preceding the date the annuity payout is due. The total amount of each variable annuity payout will be the sum of the variable annuity payouts for each Sub-Account you have selected. We guarantee that the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience. Transfers After the Variable Annuity Commencement Date Once annuity payouts have begun, no Transfers may be made from a fixed annuity payout option to a variable annuity payout option, or vice versa. However, for variable annuity payout options, Transfers may be made within the variable annuity payout option among the available Sub-Accounts. Transfers after the Annuity Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the Sub-Account to which the Transfer is made. The result will be that the next annuity payout, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payouts will reflect changes in the value of the new Annuity Units.

--------------------------------------------------------------------------------
If you choose to receive fixed annuity payouts from your Contract, you may select from the following payout options: Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months. Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months. Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years. Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
Any other form of a fixed annuity acceptable to us.
--------------------------------------------------------------------------------

Other restrictions
Once payouts start under the annuity payout option you select: o no changes can be made in the payout option, o no additional Contributions will be accepted under the Contract and o no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.
A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax Matters" below for details.

Annuity IRAs
The annuity date and options available for IRAs may be controlled by endorsements, the plan documents, or applicable law. Under the Code, a Contract purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.
--------------------------------------------------------------------------------
Seek Tax Advice
The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

26

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Federal Tax Matters
The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about these tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction. This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased as an indivdual retirement annuity ("Annuity IRA"). The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.

Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should
--------------------------------------------------------------------------------
Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.
--------------------------------------------------------------------------------
seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities


Section 72 of the Code governs the taxation of the Contracts. You, as a "natural person, will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution of all or part of the Annuity Account Value occurs (for example, a withdrawal or annuity payout under an annuity payout option ). However, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value of a Non-Qualified Contract will be treated as a withdrawal of such portion. An Annuity IRA may not be assigned as collateral. The taxable portion of a distribution (in the form of a single sum payout or an annuity) is taxable as ordinary income. As a general rule, if the Non-Qualified Contract is owned by an entity that is not a natural person (for example, a corporation or certain trusts), the Contract will not be treated as an annuity contract for federal tax purposes. Such an Owner generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is merely the nominal Owner that holds the Contract as an agent for a natural person.

The rule also does not apply where:

o The annuity Contract is acquired by the estate of a decedent. o The Contract is an Annuity IRA. o The Contract is a qualified funding asset for a structured settlement.

o The Contract is purchased on behalf of an employee upon termination of a qualified plan. The following discussion generally applies to a Contract owned by a natural person. Withdrawals

In the case of a withdrawal under a Non-Qualified Contract, partial withdrawals, including periodic withdrawals that are not part of an annuity payout, are generally treated as taxable income and taxed at ordinary income tax rates to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual less any withdrawals that were excludable from income. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any annuity payout is taxed at ordinary income tax rates. In the case of a withdrawal under an Annuity IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's Annuity Account Value. Special tax rules may be available for certain distributions from an Annuity IRA.

27

Annuity Payouts

Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds an allocable portion of the investment in the Contract will be taxed. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payouts is taxable.

Penalty Tax
For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: o Made on or after the date on which the Owner reaches age 59 1/2.
o Made as a result of death or disability of the Owner.
o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and the Beneficiary.

Other exceptions may apply to distributions from a Non-Qualified Contract. Similar exceptions from the penalty tax on distributions are provided for distributions from an Annuity IRA. For more details regarding this penalty tax and other exceptions that may be applicable, please consult a competent tax adviser.

Taxation of Death Benefit Proceeds

Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows: o If distributed in a lump sum, they are taxed in the same manner as a full withdrawl, as described above. o If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above. Distribution at Death In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules: o If the Owner dies before the date annuity payouts start, your entire interest must generally be distributed within five years after the date of your death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of your death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.
o If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of your interest will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner. Distributions made to a Beneficiary upon the Owner's death from an Annuity IRA must be made pursuant to the rules in Section 401(a)(9) of the Code.

Diversification of Investments
For a Non-Qualified Contract to be treated as an annuity for federal income tax purposes, the investments of the Sub-Accounts must be "adequately diversified" in accordance with Treasury Department Regulations. The diversification requirements do not apply to Annuity IRAs. If the Series Account or a
Sub-Account failed to comply with these diversification standards, a Non-Qualified Contract would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the excess of the Annuity Account Value over the Contributions to the Contract. Although the Company may not control the investments of the Sub-Accounts or the Portfolios, it expects that the Sub-Accounts and the Portfolios will comply with such regulations so that the Sub-accounts will be considered "adequately diversified." Owners bear the risk that the entire Non-Qualified Contract could be disqualified as an annuity under the Code due to the failure of the Series Account or a Sub-Account to be deemed to be adequately diversified. Owner Control In three Revenue Rulings issued between 1977 and 1982, the IRS held that where a non-qualified variable annuity contract holder had certain forms of actual or potential control over the investments that were held by the insurance company under the contract, the contract owner would be taxable on the income and gains produced by those investments. The Company does not believe that an Owner of a Non-Qualified Contract will have any of the specific types of control that were described in those Rulings. However, because the current scope and application of these three Revenue Rulings are unclear, we reserve the right to modify the Non-Qualified Contract as may be required to maintain favorable tax treatment.

Transfers, Assignments or Exchanges
A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus. Multiple Contracts All deferred, Non-Qualified Annuity Contracts that are issued by First GWL&A (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

                                       28
Withholding

Non-Qualified Contract and Annuity IRA distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.
Section 1035 Exchanges Internal Revenue Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one insurance contract for another. Generally, contracts issued in an exchange for another annuity contract are treated as new for purposes of the penalty and distribution at death rules.

Individual Retirement Annuities

The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" into an Annuity IRA following the rules set out in the Internal Revenue Code. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. You also have the right to revoke your purchase within seven days of purchase of the IRA Contract. If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Internal Revenue Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.
When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.


We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution. If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.
--------------------------------------------------------------------------------
Assignments or Pledges

Generally, rights in the Non-Qualified Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral. If a non-IRA Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to Annuity Administration Department at First GWL&A. All assignments are subject to any action taken or payout made by First GWL&A before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.

If any portion of the Annuity Account Value is assigned or pledged for a loan, it will be treated as a withdrawl as discussed above under Taxation of Annuities. .Please consult a competent tax adviser for further information.

                                       31
--------------------------------------------------------------------------------
Performance Data
From time to time, we may advertise yields and average annual total returns for the Sub-Accounts. In addition, we may advertise the effective yield of the Schwab Money Market Sub-Account. These figures will be based on historical information and are not intended to indicate future performance. Money Market Yield The yield of the Schwab Money Market Sub-Account refers to the annualized income generated by an investment in that Sub-Account over a specified 7-day period. It is calculated by assuming that the income generated for that seven-day period is generated each 7-day period over a period of 52 weeks and is shown as a percentage of the investment.
The effective yield is calculated similarly but, when annualized, the income earned by an investment in that Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of the assumed reinvestment.

Average Annual Total Return


The table on the following page illustrates standardized and non-standardized average annual total return for one-, three-, five- and ten-year periods (or since inception, if less than 10 years) ended December 31, 2000. Average annual total return quotations represent the average annual compounded rate of return that would equate an initial investment of $1,000 to the redemption value of that investment (excluding Premium Taxes, if any) as of the last day of each of
the periods for which total  return  quotations  are  provided.       o Both the
standardized and non-standardized data reflect the deduction of all  fees  and  charges  under  the  Contract.  The  standardized  data  is calculated from the inception date of the Sub-Account and the non-standardized data is calculated for periods preceding the inception date of the Sub-Account. For additional information regarding yields and total returns calculated using the standard methodologies briefly described herein, please refer to the Statement of Additional Information.

                                       30
                                Performance Data

                     Standardized Performance Data          Non-Standardized Performance Data
Sub-Account         1 year     Since         Inception     1 Year    3 years    5 years   10 years   Since Inception  Inception Date
                               Inception     Date of                                                 of Underlying     of Underlying
                               of            Sub-Account                                             Portfolio          Portfolio
                               Sub-Account                                                           (if less than 10
                                                                                                      years)

TO BE COMPLETED BY AMENDMENT


                       31
Performance information and calculations for any Sub-Account are based only on the performance of a hypothetical Contract under which the Annuity Account Value is allocated to a Sub-Account during a particular time period. Performance information should be considered in light of the investment objectives and policies and characteristics of the Portfolios in which the Sub-Account invests and the market conditions during the given time period. It should not be considered as a representation of what may be achieved in the future. Reports and promotional literature may also contain other information including:

o the ranking of or asset allocation/investment
     strategy of any Sub-Account derived from rankings of variable annuity separate accounts or their investment products tracked by Lipper Analytical Services, Inc., VARDS, Morningstar, Value Line, IBC/Donoghue's Money Fund Report, Financial Planning Magazine, Money Magazine, Bank Rate Monitor, Standard & Poor's Indices, Dow Jones Industrial Average, and other rating services, companies, publications or other people who rank separate accounts or other investment products on overall performance or other criteria, and
o the effect of tax-deferred compounding on investment returns, or returns in general, which may be illustrated by graphs, charts, or otherwise, and which may include a comparison, at various points in time, of the return from an investment in a Contract (or returns in general) on a tax-deferred basis (assuming one or more tax rates) with the return on a currently taxable basis. Other ranking services and indices may be used.
o
We may from time to time also advertise cumulative (non-annualized) total returns, yield and standard total returns for the Sub-Accounts. We may also advertise performance figures for the Sub-Accounts based on the performance of a Portfolio prior to the time the Series Account commenced operations. For additional information regarding the calculation of other performance data, please refer to the Statement of Additional Information.
-------------------------------------------------

Distribution of the Contracts Charles Schwab & Co., Inc. (Schwab) is the principal underwriter and distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Its principal offices are located at 101 Montgomery Street, San Francisco, California 94120-9327, telephone 800-838-0649. Certain administrative services are provided by Schwab to assist First GWL&A in processing the Contracts. These services are described in written agreements between Schwab and First GWL&A. First GWL&A has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws. 32

Selected Financial Data

The following is a summary of certain financial data of First GWL&A ("the Company"). This summary has been derived in part from, and should be read in conjunction with, the consolidated financial statements of the Company included herein (Financial Statements and Supplementary Data).



                                                                                                            For the

                                                                                                           Period from
                                                                                                          April 4, 1997
                                                                                                           (inception)
                                                                                                             through
        (Dollars in Thousands)                             For the years ended December 31,               December 31,

                                                    ------------------------------------------------

                                                        2000              1999             1998               1998

                                                    -------------     -------------    ------------- -- ------------------

        INCOME STATEMENT DATA
        Premium income                           $       13,565   $         9,144   $         (65)   $          21
        Fee income                                        6,577               692             143
        Net investment income                            10,333             6,278           3,367              243
        Realized investment
          gains (losses)                                     67                (6)             74

                                                    -------------     -------------    ------------- -- ------------------
                                                    -------------     -------------    ------------- -- ------------------

        Total Revenues                                   30,542            16,108           3,519              264

                                                    -------------     -------------    ------------- -- ------------------
                                                    -------------     -------------    ------------- -- ------------------


        Total benefits and expenses                      27,152            14,444           2,124              213
        Income tax expense                                1,346               641             603               18

                                                    -------------     -------------    ------------- -- ------------------

        Net Income                               $        2,044   $         1,023   $         792    $          33

                                                    =============     =============    ============= == ==================


          Deposits for investment-
            type contracts                       $       37,344   $        20,000   $      62,528    $
          Deposits to separate
            accounts                                     14,438             9,389          12,776
          Self-funded premium
            equivalents                                  16,225

        BALANCE SHEET DATA
           Investment assets                     $      166,538   $       112,799   $      80,353    $       5,381
           Separate account assets                       47,359            39,881          23,836            9,045
           Total assets                                 247,806           171,710         107,095           16,154
           Total policyholder liabilities               141,770            98,421          64,445               84
           Total stockholder's equity                    36,074            30,614          16,642            6,538




Management's Discussion and Analysis of Financial Condition and Results of Operations

First Great-West Life & Annuity Insurance Company (the "Company") is a stock life insurance company organized under the laws of the State of New York in 1996.

The Company is a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company ("GWL&A"), a life insurance company domiciled in Colorado. GWL&A is a wholly-owned subsidiary of GWL&A Financial Inc. ("GWL&A Financial"), a

Delaware holding company. GWL&A Financial is an indirect wholly-owned subsidiary of Great-West Lifeco Inc. ("Great-West Lifeco"), a Canadian holding company. Great-West Lifeco is a subsidiary of Power Financial Corporation ("Power Financial"), a Canadian holding company with substantial interests in the financial services industry. Power Financial Corporation is a subsidiary of Power Corporation of Canada ("Power Corporation"), a Canadian holding and management company. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation.

Shares of Great-West Lifeco, Power Financial and Power Corporation are traded publicly in Canada.

The Company is authorized to engage in the sale of life insurance, annuities, and accident and health insurance. The Company became licensed to do business in New York and Iowa in 1997.

The Company operates in the following two business segments:

         Employee Benefits - life, health, and 401(k) products for group clients

         Financial Services - savings products for both public and non-profit employers and individuals and life insurance products for individuals and businesses

 The following discussion contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Management's discussion and analysis of financial condition and results of operations of the Company for the years ended 2000 and 1999 follows.



COMPANY RESULTS OF OPERATIONS

Consolidated Results

   The Company's consolidated net income increased $1.0 million in 2000 when compared to 1999, reflecting growth in the Employee Benefits and Financial Services segments during 2000. The Employee Benefits segment contributed $921 thousand to the improved consolidated results and the Financial Services segment contributed a $100 thousand increase. Of total consolidated net income in 2000 and 1999, the Employee Benefits segment contributed 67% and 44%, respectively, while the Financial Services segment contributed 33% and 56%, respectively.

   The Employee Benefits segment began operations in 1999 by entering into an assumption reinsurance agreement on December 1, 1999 with AH&L NY to acquire a block of life and health insurance business. The subsequent operations resulting from this agreement resulted in net income of $1.4 million and $446 thousand being recorded in 2000 and 1999, respectively.

   The Financial Services net income increased in 2000 primarily due to realized gains on fixed maturities in 2000 of $67 thousand compared to realized losses in 1999 of $6 thousand and increased margins and fees on larger asset balances from BOLI sales in 2000.

   The Company's consolidated net income increased $231 thousand in 1999 when compared to 1998. The increase in 1999 was primarily due to the acquisition of AH&L NY and higher investment income resulting from increased BOLI sales.

   In 2000, total revenues increased $14.4 million to $30.5 million when compared to 1999. The growth in revenues in 2000 was comprised of increased premium and fee income of $10.3 million, increased net investment income of $4.1 million and increased realized gain on investments of $73 thousand.

   The increased premium and fee income in 2000 was comprised of growth in Employee Benefits and Financial Services premium and fee income of $10.1 million and $249 thousand, respectively.

   Net investment income grew to $10.3 million and $6.3 million in 2000 and 1999, respectively, from $3.4 million in 1998, primarily due to BOLI sales each year, as well as a capital infusion from GWL&A of $16 million in 1999. The growth in both years was primarily in the Financial Services segment.

Realized investment income from fixed maturities increased from $6 thousand in 1999 to $67 thousand in 2000. The realized investment gain in 2000 was the result of sales of U.S. Treasury securities while the increase in interest rates in 1999 contributed to fixed maturity losses.

Total benefits and expenses increased $12.7 million in 2000 when compared to 1999. The Employee Benefits segment contributed $9.6 million of the increase in 2000 compared to the Financial Services segment, which contributed $3.1 million. The increase in total benefits and expenses was $12.3 million in 1999. The increase in total benefits and expenses in the Employee Benefits segment in 2000 and 1999 resulted from the acquisition of the group health and life business from AH&L NY in December 1999. The increases in Financial Services in both years relates to higher interest credits on BOLI account balances and increased operating expenses associated with growth in the Company's business.

   Income tax expense increased $705 thousand in 2000 when compared to 1999. Income tax expense increased $38 thousand in 1999 when compared to 1998. The increase in income tax expense in 2000 reflected higher net earnings. The increase in income tax expense from 1998 to 1999 reflected higher earnings in 1999. The Company's effective tax rate was 39.7% in 2000 compared to 38.5% in 1999, due to higher state income taxes in 2000. The Company's effective tax rate was 38.5% in 1999 compared to 43.2% in 1998, due to lower state income taxes in 1999 compared to 1998.

   In evaluating its results of operations, the Company also considers net changes in deposits received for investment-type contracts, deposits to separate accounts and self-funded equivalents. Self-funded equivalents generally represent paid claims under minimum premium and administrative services only contracts, which amounts approximate the additional premiums that would have been earned under such contracts if they had been written as traditional indemnity or HMO programs.

   Deposits for investment-type contracts increased $17.3 million in 2000 when compared to 1999, primarily due to BOLI deposits of $20.0 million in 1999 compared to $37.3 million in 2000. Deposits for investment-type contracts decreased $42.5 million in 1999 when compared to 1998 due to a single premium of $50.0 million on one case in 1998. BOLI sales are single premium and very large in nature, and therefore, can vary from year to year.

   Deposits for separate accounts increased $5.0 million in 2000 when compared to 1999. Deposits for separate accounts decreased $3.4 million in 1999 when compared to 1998. This fluctuation is expected in the small market in which the Company operates.

   Self-funded premium equivalents were $16,225 in 2000, the first full year of operations resulting from the AH&L NY assumption reinsurance agreement.

   Total assets and liabilities increased $76.1 million or 44% when compared to 1999. The increase is primarily attributable to BOLI business.

Other Matters

   On October 6, 1999, GWL&A entered into an agreement with First Allmerica Financial Corporation ("Allmerica") to acquire, via reinsurance, Allmerica's group life and health insurance business on March 1, 2000. The Allmerica policies resident in the State of New York are expected to be underwritten and retained by the Company upon each policy renewal date. This business primarily consists of administrative services only and stop loss policies. The purchase price is based on a percentage of the premium and administrative fees in force at March 1, 2000 and March 1, 2001. Management does not expect the purchase price to have a material impact on the Company's financial statements.

EMPLOYEE BENEFITS RESULTS OF OPERATIONS

On December 1, 1999, the Employee Benefits segment entered into a reinsurance transaction with AH&L NY. The results below reflect the operations for the Employee Benefits segment for the following periods:

        (Thousands)                                            Years Ended December 31,

                                                      -------------------------------------------

                                                             2000                    1999

                                                      -------------------     -------------------

        INCOME STATEMENT DATA
         Premium income                            $           13,467     $             9,195
         Fee income                                             6,215                     430
         Net investment income                                  1,111

                                                      -------------------     -------------------

         Total Revenues                                        20,793                   9,625

                                                      -------------------     -------------------
                                                      -------------------     -------------------


         Policyholder benefits                                 14,431                   8,378
         Operating expenses                                     4,087                     506

                                                      -------------------     -------------------

         Total benefits and expenses                           18,518                   8,884

                                                      -------------------     -------------------

         Income from operations                                 2,275                     741
         Income tax expense                                       908                     295

                                                      -------------------     -------------------

         Net Income                                $            1,367     $               446

        Deposits to separate accounts                           3,249
        Self-funded premium equivalents                        16,225



During 2000, the Employee Benefits segment had an overall increase in its results of operations. The increases are due to the inclusion of a full year of operating results in 2000, versus only one month in 1999, due to the AH&L NY acquisition in December 1999. The Company also began marketing 401(k) savings plans to customers to complete the overall product offering in the Employee Benefits segment.

In 2001, the Company will continue to build upon the acquisition of the AH&L NY business though new sales and the addition of the Allmerica group life and health business.



FINANCIAL SERVICES RESULTS OF OPERATIONS

The following is a summary of certain financial data of the Financial Services segment:

         (Thousands)                                                Years Ended December 31,

                                                        -------------------------------------------------

         INCOME STATEMENT DATA                              2000              1999              1998

                                                        --------------     ------------     -------------

          Premium income                             $          98     $         (51)   $         (65)
          Fee income                                           362               262              143
          Net investment income                              9,222             6,278            3,367
          Realized investment gains (losses)                    67                (6)              74

                                                        --------------     ------------     -------------

          Total Revenues                                     9,749             6,483            3,519

          Policyholder benefits                              7,261             4,600            1,737
          Operating expenses                                 1,373               960              387

                                                        --------------     ------------     -------------

          Total benefits and expenses                        8,634             5,560            2,124

                                                        --------------     ------------     -------------

          Income from operations                             1,115               923            1,395
          Income tax expense                                   438               346              603

                                                        --------------     ------------     -------------

          Net Income                                 $         677     $         577    $         792

                                                        ==============     ============     =============


          Deposits for investment-type
            Contracts                                $      37,344     $      20,000    $      62,528
          Deposits to separate accounts                     11,189             9,389           12,776


Net income for Financial Services increased $100 thousand in 2000 and decreased $215 thousand in 1999. The realized investment gains increase of $73 thousand in 2000 was due primarily to realized gains on fixed maturities. The additional earnings in 2000 reflected larger earnings from an increased asset base, an increase in investment margins, and additional realized gains on fixed maturities. The decrease in 1999 was due primarily to higher benefits related to BOLI products and realized losses on fixed maturities in 1999 compared to realized gains in 1998.

Premium and fee income increased $249 thousand in 2000 compared to an increase of $133 thousand in 1999. The increase in 2000 was driven by higher fee income related to growth in the separate accounts.

Deposits for investment type contracts included BOLI deposits of $37.3 million in 2000 compared to $20.0 million in 1999. The nature of this type of product leads to large fluctuations from year to year.

In 2000, the deposits for separate accounts increased $1.8 million to $11.2 million. Deposits for separate accounts decreased $3.4 million in 1999 to $9.4 million. The separate account assets have increased by $7.5 million and $16.0 million in 2000 and 1999, respectively, due to the new deposits.

Net investment income increased $2.9 million in 2000 compared to 1999 and $2.9 million in 1999 compared to 1998 primarily due to BOLI sales, as well as a capital infusion from GWL&A of $16 million in 1999.

Total benefits and expenses increased $3.1 million in 2000 compared to $3.4 million in 1999 primarily due to additional interest credits on BOLI balances and increased operating expenses.

INVESTMENTS

The Company's primary investment objective is to acquire assets whose durations and cash flows reflect the characteristics of the Company's liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines are designed to ensure that even in changing interest rate environments, the Company's assets will always be able to meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a wide range of possible market changes upon investments and policyholder benefits, the Company ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

A summary of the Company's general account invested assets follows:

        (Dollars in Thousands)                                                    2000                  1999

                                                                            -----------------     ------------------


        Fixed maturities, available for sale, at fair value             $   150,631           $   74,149
        Fixed maturities, held-to-maturity, at amortized cost                                           37,050
        Short-term investments                                                    15,907                 1,600

                                                                            -----------------     ------------------

           Total invested assets                                        $   166,538           $   112,799

                                                                            =================     ==================


During 2000, the Company transferred all securities classified as held-to-maturity into the available-for-sale category. The Company recorded a $645 unrealized gain associated with this transfer in other comprehensive income, net of tax.

Fixed maturity investments include public and privately placed corporate bonds, government bonds and mortgage-backed and asset-backed securities. Private placement investments, which are primarily in the held-to-maturity category, are generally less marketable than publicly traded assets, yet they typically offer covenant protection which allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.

One of the Company's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

The distribution of the fixed maturity portfolio by credit rating is summarized as:

         Credit Rating                  2000                1999
         -------------

                                  -----------------    ----------------

         AAA                        62.8%              57.4%
         AA                             14.3                 11.2
         A                               7.3                 10.1
         BBB                            15.6                 21.3

                                  -----------------    ----------------

            TOTAL                      100.0%               100.0%

                                  =================    ================


LIQUIDITY AND CAPITAL RESOURCES

The Company's operations have liquidity requirements that are dependent upon the principal product lines currently offered. Life insurance and pension plan reserves are primarily long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and predictable, and are supported by long-term, fixed income investments.

Generally, the Company has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio. Liquidity for the Company is strong, as evidenced by significant amounts of short-term investments and cash, which totaled $24.4 million and $7.0 million as of December 31, 2000 and 1999, respectively.

The Company and GWL&A have an agreement whereby GWL&A has undertaken to provide the Company with certain financial support related to maintaining required statutory surplus and liquidity.

ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements", which provides guidance with respect to revenue recognition issues and disclosures. As amended by SAB No. 101 no later than the fourth quarter of the fiscal year ending December 31, 2000. The adoption of SAB No. 101 did not affect the Company's revenue recognition practices.

See Note 1 to the Consolidated Financial Statements for additional information regarding accounting pronouncements.

REGULATION

Insurance Regulation

The Company must comply with the insurance laws of New York and Iowa. These laws govern the admittance of assets, premium rating methodology, policy forms, establishing reserve requirements and solvency standards, maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values and the type, amounts and valuation of investments permitted.

The Company's operations and accounts are subject to examination by the New York Insurance Department at specified intervals.

   New York has adopted the National Association of Insurance Commissioners' risk-based capital rules and other financial ratios for life insurance companies. Based on the Company's December 31, 2000 statutory financial reports, the Company has risk-based capital well in excess of that required.

   In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles (Codification). The Codification, which is intended to standardize accounting and reporting to state insurance departments, is effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The New York Insurance Department will require adoption of Codification with certain modifications for the preparation of statutory financial statements effective January 1, 2001.

Insurance Holding Company Regulation

The Company is subject to and complies with insurance holding company regulations in New York. These regulations contain certain restrictions and reporting requirements for transactions between an insurer and its affiliates, including the payments of dividends. They also regulate changes in control of an insurance company.

Securities Regulation

The Company is subject to various levels of regulation under federal securities laws. The Company's separate accounts and annuity products are registered under the Investment Company Act of 1940 and the Securities Act of 1933.

Potential Legislation

United States federal and state legislation and administrative regulation in various areas, including pension, financial services, health care and insurance could significantly and adversely affect the Company in the future. Congress has from time to time considered legislation relating to health care reform and managed care issues (including patients' rights, privacy of medical records and managed care plan or enterprise liability), changes in the deferral of taxation on the accretion of value within certain annuities and life insurance products, changes in regulation for the Employee Retirement Income Security Act of 1974, as amended, and changes as to the availability of Section 401(k) for individual retirement accounts.

It is not possible to predict whether future legislation or regulation adversely affecting the business of the Company will be enacted and, if enacted, the extent to which such legislation or regulation will have an effect on the Company and its competitors.

RATINGS

The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies on the financial strength of the Company and its ability to meet the obligations of its insurance policies. The ratings take into account an agreement whereby GWL&A has undertaken to provide the Company with certain financial support related to maintaining required statutory surplus and liquidity.

          Rating Agency                                  Measurement                              Rating

          -------------------------------------------    -------------------------------------    ------------------


          A.M. Best Company                              Financial Condition and Operating        AA+    *
                                                         Performance

          Fitch, Inc.                                    Claims Paying Ability                    AAA    *

          Standard & Poor's Corporation                  Financial Strength                       AA      **

          Moody's Investors Service                      Financial Strength                       Aa3    ***

         *     Highest ratings available.
         ** Third highest rating out of 21 rating categories. *** Fourth highest rating out of 21 rating categories.

MISCELLANEOUS

Significant BOLI deposits were received during 2000. Although the Company's BOLI business is comprised of a few customers, which account for the majority of the total deposits, the BOLI contracts allow for no more than 20% surrenders in any given year.

The Company and GWL&A have  administrative  services  agreements  whereby  GWL&A
administers,   distributes,   and  underwrites  business  for  the  Company  and
administers the Company's investment portfolio.

The Company leases its home office in Albany, New York.

Directors and Executives Officers of the Registrant
Following is information concerning First GWL&A's directors and executive officers, together with their principal occupation for the past five years. Unless otherwise indicated all of the directors and executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified. Directors are elected annually to serve until the following annual meeting of shareholders. The appointments of executive officers are confirmed annually.

                                                            Served as
                                                            Director                     Principal Occupation(s)
                    Director                  Age             From                         For Last Five Years

         -------------------------------    --------    ------------------    -----------------------------------------------


         Marcia D. Alazraki                   59              1996            Partner, Kalkines, Arky, Zall & Bernstein LLP
                                                                              (a law firm) since January, 1998; previously
                                                                              Counsel, Simpson Thacher & Bartlett (a law
                                                                              firm)

         James Balog (1)                      72              1997            Company Director

         James W. Burns, O.C.                 71              1997            Chairman of the Boards of Great-West Lifeco,
                                                                              Great-West Life, London Insurance Group Inc.
                                                                              and London Life Insurance Company; Deputy
                                                                              Chairman, Power Corporation

         Orest T. Dackow (1)                  64              2000            Company Director since April 2000; previously
                                                                              President and Chief Executive Officer,
                                                                              Great-West Lifeco

         Paul Desmarais, Jr.                  46              1997            Chairman and Co-Chief Executive Officer,
                                                                              Power Corporation; Chairman, Power Financial

         Robert Gratton                       57              1997            Chairman of the Board of GWL&A; President and
                                                                              Chief Executive Officer, Power Financial

         Stuart Z. Katz                       58              1997            Partner, Fried, Frank, Harris, Shriver &
                                                                              Jacobson (a law firm)

         William T. McCallum                  58              1997            Chairman, President and Chief Executive
                                                                              Officer of the Company; President and Chief
                                                                              Executive Officer, GWL&A; Co-President and
                                                                              Chief Executive Officer, Great-West Lifeco




         Brian E. Walsh (1)                   47              1997            Managing Partner, Veritas Capital Management,
                                                                              LLC (a merchant banking company) since
                                                                              September 1997; previously Partner, Trinity
                                                                              L.P. (an investment company)

(1) Member of the Audit Committee

Unless otherwise indicated, all of the directors have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

Directors are elected annually to serve until the following annual meeting of shareholders.

The following lists directorships held by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

J. Balog     Transatlantic Holdings Inc.
 ..           Phoenix-Zweig Advisers, LLC
 ..           Euclid Fund

W.T. McCallum   Maxim Series Fund, Inc.
 ..              Orchard Series Fund
 ..              Variable Annuity Account A

Executive Officers

                                                              Served
                                                                as
                                                             Executive
                                                              Officer                    Principal Occupation(s)
                 Executive Officer               Age            From                       For Last Five Years

         -----------------------------------    -------    ---------------    ----------------------------------------------


         William T. McCallum Chairman,            58            1997          Chairman, President and Chief Executive
         President and Chief Executive                                        Officer of the Company; President and Chief
         Officer                                                              Executive Officer, GWL&A;  Co-President and
                                                                              Chief Executive Officer, Great-West Lifeco

         Mitchell T.G. Graye                      45            1997          Executive Vice President and Chief Financial
         Executive Vice President and                                         Officer of the Company and GWL&A
         Chief Financial Officer

         James D. Motz                            51            1997          Executive Vice President, Employee Benefits
         Executive Vice President,                                            of the Company, GWL&A
         Employee Benefits

         Douglas L. Wooden                        44            1997          Executive Vice President, Financial Services
         Executive Vice President,                                            of the Company and GWL&A
         Financial Services

         John A. Brown                            53            1992          Senior Vice President, BenefitsCorp
         Senior Vice President,                                               Healthcare Markets of the Company
         BenefitsCorp Healthcare Markets

         Mark S. Hollen                           42            2000          Senior Vice President, FASCorp of the Company
         Senior Vice President,
         FASCorp

         D. Craig Lennox                          53            1997          Senior Vice President, General Counsel and
         Senior Vice President, General                                       Secretary of the Company and GWL&A
         Counsel and Secretary

         Steve H. Miller                          48            1997          Senior Vice President, Employee Benefits
         Senior Vice President, Employee                                      Sales of the Company and GWL&A
         Benefits Sales

         Charles P. Nelson                        40            1998          President, BenefitsCorp
         President, BenefitsCorp

         Martin Rosenbaum                         48            1997          Senior Vice President, Employee Benefits
         Senior Vice President, Employee                                      Finance of the Company and GWL&A
         Benefits Finance

         Gregory E. Seller                        47            1997          Senior Vice President, BenefitsCorp
         Senior Vice President,                                               Government Markets of the Company and GWL&A
         BenefitsCorp Government Markets




                                                               Served
                                                                  as
                                                              Executive
                                                              Officer                    Principal Occupation(s)
                 Executive Officer               Age            From                       For Last Five Years

         -----------------------------------    -------    ---------------    ----------------------------------------------


         Robert K. Shaw                           45            1997          Senior Vice President, Individual Markets of
         Senior Vice President, Individual                                    the Company and GWL&A
         Markets

         George D. Webb                           57            1999          Senior Vice President of the Company since
         President,                                                           July 1999; previously Principal, William M.
         Advised Assets Group, Inc.                                           Mercer Investment Consulting Inc. (an
                                                                              investment consulting company)

         Jay W. Wright                            49            2001          Senior Vice President,
         Senior Vice President,                                               Employee Benefits of the Company
         Employee Benefits


Executive Compensation

The executive officers of the Company are not compensated for their services to the Company. They are compensated as executive officers of GWL&A.

                            Compensation of Directors

For each director of the Company who is not also a director of GWL&A, Great-West Life or Great-West Lifeco, the Company pays an annual fee of $10,000. For each director of the Company who is also a director of GWL&A, Great-West Life or Great-West Lifeco, the Company pays an annual fee of $5,000. The Company pays each director a meeting fee of $1,000 for each meeting of the Board of Directors, or a committee thereof, attended. In addition, all directors are reimbursed for incidental expenses. The above amounts are paid in the currency of the country of residence of the director.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is certain information, as of March 1, 2001, concerning beneficial ownership of the voting securities of the Company by entities and persons who beneficially own more than 5% of the voting securities of the Company. The determinations of "beneficial ownership" of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This rule provides that securities will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of, the securities or (2) the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

(1) 100% of the Company's 2,500 outstanding common shares are owned by Great ..West Life & Annuity Insurance Company, 8515 East Orchard Road, Greenwood
Village, Colorado 80111.

(2) 100% of the outstanding common shares of Great-West Life & Annuity Insurance Company's are owned by GWL&A Financial Inc., 8515 East Orchard Road, Greenwood Village, Colorado 80111.

(3) 100% of the outstanding common shares of GWL&A Financial Inc. are owned by GWL&A Financial (Nova Scotia) Co., Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2.

(4) 100% of the outstanding common shares of GWL&A Financial (Nova Scotia) Co. are owned by GWL&A Financial (Canada) Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(5) 100% of the outstanding common shares of GWL&A Financial (Canada) Inc. are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(6) 81.7% of the outstanding common shares of Great-West Lifeco Inc. are controlled by Power Financial Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, representing approximately 65% of the voting rights attached to all outstanding voting shares of Great-West Lifeco.

(7) 67.4% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(8) 100% of the outstanding common shares of 171263 Canada Inc. are owned by 2795957 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(9) 100% of the outstanding common shares of 2795957 Canada Inc. are owned by Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(10)Mr.Paul Desmarais, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

As a result of the chain of ownership described in paragraphs (1) through (10)
  above, each of the entities and persons listed in paragraphs (1) through (10) would be considered under Rule 13d-3 of the Exchange Act to be a "beneficial owner" of 100% of the outstanding voting securities of the Company.

                        Security Ownership of Management

The following table sets out the number of equity securities, and exercisable options (including options which will become exercisable within 60 days) for equity securities, of the Company or any of its parents or subsidiaries, beneficially owned, as of February 1, 2001, by (i) the directors of the Company; and (ii) the directors and executive officers of the Company as a group.




          ------------------------------ -- ----------------------- -- ---------------------- - -----------------------

                                            Great-West Lifeco Inc.        Power Financial        Power Corporation of
                                                                            Corporation                 Canada

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

                                                     (1)                        (2)                      (3)

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------


                    Directors


          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          M.D. Alazraki                               -                          -                        -

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          J. Balog                                    -                          -                        -

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          J. W. Burns                              153,659                     8,000                   400,640
                                                                                                   200,000 options

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          O.T. Dackow                               79,973                       -                        -
                                               200,000 options

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          P. Desmarais, Jr.                         43,659                       -                      1,533
                                                                                                  1,878,000 options

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          R. Gratton                               330,000                    310,000                   7,851
                                                                         6,780,000 options

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          S.Z. Katz                                   -                          -                        -

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          W.T. McCallum                             55,874                    19,500                      -
                                               650,000 options

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

          B.E. Walsh                                  -                          -                        -

          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------


          Directors and Executive
          Officers as a Group


          ------------------------------    -----------------------    ----------------------   -----------------------
          ------------------------------    -----------------------    ----------------------   -----------------------

                                                   738,635                    450,500                  410,824
                                              1,739,000 options          6,850,000 options        2,078,000 options

          ------------------------------ -- ----------------------- -- ---------------------- - -----------------------


(1) All holdings are common shares, or where indicated, exercisable options for common shares, of Great-West Lifeco Inc.
(2) All holdings are common shares, or where indicated, exercisable options for common shares, of Power Financial Corporation.
(3) All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares, of Power Corporation of Canada.

The number of common shares and exercisable options for common shares of Power Financial Corporation held by R. Gratton represents 2.0% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of common shares and exercisable options for common shares of Power Financial Corporation held by the directors and executive officers as a group represents 2.1% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding.

The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represents 1.2 % of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding.

None of the remaining holdings set out above exceed 1% of the total number of shares and exercisable options for shares of the class outstanding.


Certain Relationships and Related Transactions

M.D. Alazraki, a director of the Company, is a partner with Kalkines, Arky, Zall & Bernstein, a law firm which provided legal services to the Company. In 2000, the amount of such services was approximately $103,282.


--------------------------------------------------------------------------------


Voting Rights
In general, you do not have a direct right to vote the Portfolio shares held in the Series Account. However, under current law, you are entitled to give us instructions on how to vote the shares. We will vote the shares according to those instructions at regular and special shareholder meetings. If the law changes and we can vote the shares in our own right, we may elect to do so. Before the Annuity Commencement Date, you have the voting interest. The number of votes available to you will be calculated separately for each of your Sub-Accounts. That number will be determined by applying your percentage interest, if any, in a particular Sub-Account to the total number of votes attributable to that Sub-Account. You hold a voting interest in each Sub-Account to which your Annuity Account Value is allocated. If you select a variable annuity option, the votes attributable to your Contract will decrease as annuity payouts are made. The number of votes of a Portfolio will be determined as of the date established by that Portfolio for determining shareholders eligible to vote at the meeting of the Portfolios. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established by the respective Portfolios.
If we do not receive timely instructions and Owners have no beneficial interest in shares held by us, we will vote according to the voting instructions as a proportion of all Contracts participating in the Sub-Account. If you indicate in your instructions that you do not wish to vote an item, we will apply your instructions on a pro rata basis to reduce the votes eligible to be cast. Each person or entity having a voting interest in a Sub-Account will receive proxy material, reports and other material relating to the appropriate Portfolio. Please note, generally the Portfolios are not required to, and do not intend to, hold annual or other regular meetings of shareholders.
Contract Owners have no voting rights in First GWL&A.
------------------------------------------

Rights Reserved by First Great-West We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority. Approval may not be required in all cases, however. Examples of the changes we may make include: o To operate the Series Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.
o To Transfer any assets in any Sub-Account to another Sub-Account, or to one or more separate accounts, or to a Guarantee Period; or to add, combine or remove Sub-Accounts of the Series Account.
o To substitute, for the Portfolio shares in any Sub-Account, the shares of another Portfolio or shares of another investment company or any other investment permitted by law.
o To make any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.
o To change the time or time of day at which a valuation date is deemed to have ended.
o To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.
------------------------------------------
Legal Proceedings
Currently, the Series Account is not a party to, and its assets are not subject to any material legal proceedings. And, First GWL&A is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which First GWL&A is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of First GWL&A.

                    43
------------------------------------------
Legal Matters
Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt
 LLP.
------------------------------------------
Experts
The financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
------------------------------------------
Available Information We have filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Please refer to the registration statement and its exhibits for further information.

You may request a free copy of the Statement of Additional Information. Please direct any oral or written request for such documents to:

Annuity Administration Department
P.O. Box 173920
Denver, Colorado 80217-3920
1-800-838-0649

The SEC maintains an Internet web site (http://www.sec.gov) that contains the Statement of Additional Information and other information filed electronically by First GWL&A concerning the Contract and the Series Account.

You can also review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330.

The Statement of Additional Information contains more specific information relating to the Series Account and First GWL&A, such as: o general information o information about First Great-West Life Annuity Insurance Company and the Variable Annuity-1 Series Account

o the  calculation  of annuity  payouts
o postponement  of payouts
o services
o withholding
o calculation of performance data
------------------------------------------

Appendix A--Condensed Financial Information Selected data for accumulation units Outstanding through each period ending December 31.



                            ------------------------ ---------------------- --------------------------

Sub-Account                                                      2000             1999               1998              1997

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------


Value at beginning of period                                     $22.15           $16.70             $11.37           $10.00
Value at end of period                                           $18.72           $22.15             $16.70           $11.37
Number of accumulation units outstanding at end of period        230,385.67       230,184.38         157,992.77    31,803.04

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

American Century VP International
Value at beginning of period                                     $19.93           $12.25             $10.40           $10.00
Value at end of period                                           $16.44           $19.93             $12.25           $10.40
Number of accumulation units outstanding at end of period        51,923.61        38,390.73          14,930.27        4,712.98

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Baron Capital Asset
Value at beginning of period                                     $11.43           $10.00
Value at end of period                                           $11.04           $11.43
Number of accumulation units outstanding at end of period        56,176.32        31,570.23

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Berger IPT-Small Company Growth
Value at beginning of period                                     $24.65           $12.99             $12.86           $10.00
Value at end of period                                           $22.84           $24.65             $12.99           $12.86
Number of accumulation units outstanding at end of period        105,426.12       83,554.33          38,814.23     17,749.02

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Deutsche Asset Management VIT EAFE(R) Equity Index (formerly the BT Insurance Funds Trust EAFE(R) Equity Index)
Value at beginning of period                                     $12.00           $10.00
Value at end of period                                           $9.92            $12.00
Number of accumulation units outstanding at end of period        6,608.86         202.32

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Deutsche Asset Management Small Cap Index (formerly the BT
Insurance Funds Trust Small Cap Index
Value at beginning of period                                     $11.65           $10.00
Value at end of period                                           $11.10           $11.65
Number of accumulation units outstanding at end of period        4,257.22         2,509.50

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Dreyfus Variable Investment Fund Appreciation - Initial
Shares
Value at beginning of period                                     $10.24           $10.00
Value at end of period                                           $10.09           $10.24
Number of accumulation units outstanding at end of period        47,486.12        36,666.42

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Dreyfus Variable Investment Fund Growth and Income -
Initial Shares
Value at beginning of period                                     $10.71           $10.00
Value at end of period                                           $10.22           $10.71
Number of accumulation units outstanding at end of period        50,895.10        29,116.61

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Federated American Leaders II
Value at beginning of period                                     $14.39           $13.60             $11.66           $10.00
Value at end of period                                           $14.61           $14.39             $13.60           $11.66
Number of accumulation units outstanding at end of period        92,552.74        $123,305.45        120,058.09    67,881.72

------------------------------------------------------------- ---------------- ------------------ ---------------- --------------

Federated Utility II
Value at beginning of period                                     $13.72           $13.61             $12.05           $10.00
Value at end of period                                           $12.39           $13.72             $13.61           $12.05
Number of accumulation units outstanding at end of period        5,362.04         3,821.33           20,842.24        309.83

Selected  data for  accumulation  units  Outstanding  through each period ending
December 31.







                                       45
----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Federated U.S. Government Securities II
Value at beginning of period                                   $11.19                $11.36            $10.64           $10.00
Value at end of period                                         $12.32                $11.19            $11.36           $10.64
Number of accumulation units outstanding at end of period      92,646.72             66,641.48         88,762.96        32,658.92

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

INVESCO VIF - High Yield
Value at beginning of period                                   $12.10                $11.18            $11.11           $10.00
Value at end of period                                         $10.60                $12.10            $11.18           $11.11
Number of accumulation units outstanding at end of period      93,427.03             146,273.87        118,241.11       58,930.91

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

INVESCO VIF - Equity Income
Value at beginning of period                                   $15.20                $13.35            $11.68           $10.00
Value at end of period                                         $15.81                $15.20            $13.35           $11.68
Number of accumulation units outstanding at end of period      140,327.10            136,557.41        127,823.11       66,563.10

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Janus Aspen Series Growth
Value at beginning of period                                   $21.55                $15.09            $11.22
Value at end of period                                         $18.26                $21.55            $15.09
Number of accumulation units outstanding at end of period      255,119.79            235,562.17        146,172.46

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Janus Aspen Series Flexible Income
Value at beginning of period                                   $9.96                 $10.00
Value at end of period                                         $10.49                $9.96
Number of accumulation units outstanding at end of period      36,445.03             8,047.56

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Janus Aspen Series International Growth
Value at beginning of period                                   $17.04                $10.00
Value at end of period                                         $14.21                $17.04
Number of accumulation units outstanding at end of period      71,548.09             43,282.60

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Janus Aspen Series Worldwide Growth                                                                                     $10.00
Value at beginning of period                                   $22.37                $13.72            $10.73           $10.73
Value at end of period                                         $18.71                $22.37            $13.72           87,156.01
Number of accumulation units outstanding at end of period      284,203.51            234,428.34        179,884.07

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Montgomery Variable Series: Growth                                                                                      $10.00
Value at beginning of period                                   $14.31                $11.95            $11.71           $11.71
Value at end of period                                         $12.90                $14.31            $11.95           20,245.76
Number of accumulation units outstanding at end of period      23,508.91             16,395.18         29,364.46

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Prudential Series Fund Equity Class II
Value at beginning of period                                   $9.85                 $10.00
Value at end of period                                         $10.05                $9.85
Number of accumulation units outstanding at end of period      17,766.53             0.00

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

SAFECO RST Equity
Value at beginning of period                                   $15.02                $13.86            $11.19           $10.00
Value at end of period                                         $13.29                $15.02            $13.86           $11.19
Number of accumulation units outstanding at end of period      55,168.29             77,731.57         81,951.27        33,470.59

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

SAFECO RST Growth Opportunities
Value at beginning of period                                   $11.44                $10.00
Value at end of period                                         $10.64                $11.44
Number of accumulation units outstanding at end of period      17,233.77             19,507.00

----------------------------------------------------------- --------------------- ----------------- ---------------- ---------------

Schwab MarketTrack Growth II
Value at beginning of period                                   $15.18                $12.80            $11.42           $10.00
Value at end of period                                         $14.33                $15.18            $12.80           $11.42
Number of accumulation units outstanding at end of period      54,059.24             42,025.42         46,662.83        17,849.53





                                       46

Selected  data for  accumulation  units  Outstanding  through each period ending
December 31.



--------------------------------------------------------------- ----------------- ---------------- -----------------

Schwab Money Market
Value at beginning of period                                       $11.11            $10.69           $10.27            $10.00
Value at end of period                                             $11.67            $11.11           $10.69            $10.27
Number of accumulation units outstanding at end of period          810,042.39        408,367.17       241,333.04        168,197.49

--------------------------------------------------------------- ----------------- ---------------- -----------------

Schwab S&P 500
Value at beginning of period                                       $17.57            $14.71           $11.58            $10.00
Value at end of period                                             $15.79            $17.57           $14.71            $11.58
Number of accumulation units outstanding at end of period          255,805.01        270,917.40       221,962.56        73,88433

--------------------------------------------------------------- ----------------- ---------------- -----------------

Scudder Variable Series 1 Capital Growth
Value at beginning of period                                       $12.64            $10.00
Value at end of period                                             $11.30            $12.64
Number of accumulation units outstanding at end of period          14,267.11         8,180.65

--------------------------------------------------------------- ----------------- ---------------- -----------------

Scudder Variable Series 1 Growth and Income
Value at beginning of period                                       $9.36             $10.00
Value at end of period                                             $9.09             $9.36
Number of accumulation units outstanding at end of period          10,277.28         863.61

--------------------------------------------------------------- ----------------- ---------------- -----------------

Strong Schafer Value Fund II
Value at beginning of period                                       $8.64             $10.00
Value at end of period                                             $9.24             $8.64
Number of accumulation units outstanding at end of period          27,382.21         9,666.14

--------------------------------------------------------------- ----------------- ---------------- -----------------

 Morgan Stanley Universal Institutional Fund U.S. Real Estate
Portfolio
Value at beginning of period                                       $8.94             $9.33            $10.56            $10.00
Value at end of period                                             $11.22            $8.94            $ 9.33            $10.56
Number of accumulation units outstanding at end of period          16,089.06         5,789.35         4,699.89          273.65


--------------------------------------------------------------------------------
Appendix B--Market Value Adjustments
--------------------------------------------------------------------------------


The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF). The MVA formula The MVA is determined using the following formula:
MVA = (amount applied) X (Market Value Adjustment Factor) The Market Value Adjustment Factor is: MVAF = {[(1 + i)/(1 + j)] N/12} - 1 Where:
o i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period.
o j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and
o N is the number of complete months remaining until maturity. If N is less than 6, the MVA will equal 0. Examples Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


Example #1--Increasing Interest Rates
----------------------------------------------------------------
Deposit

----------------------------- ---------------------------------
Maturity date                 December 31, 2006
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Interest Guarantee Period     10 years
----------------------------- ---------------------------------
----------------------------- ---------------------------------
i                             assumed to be 6.15%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Surrender date                July 1, 2001
----------------------------- ---------------------------------
----------------------------- ---------------------------------
j                             7.00%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Amount surrendered            $10,000
----------------------------- ---------------------------------
----------------------------- ---------------------------------
N                             65
----------------------------- ---------------------------------

MVAF    = {[(1 + i)/(1 + j)]N/12} - 1 = {[1.0615/1.07]65/12} - 1 = .957718 - 1 =
        -.042282

MVA     = (amount  Transferred or  surrendered) x MVAF = $10,000 x - .042282 = -
        $422.82

Surrender Value  =  (amount  Transferred  or  surrendered  + MVA) x  (1-CDSC)  =
        ($10,000 + - $422.82) x (1-0) = $9,577.18


Example #2--Decreasing Interest Rates

----------------------------- ---------------------------------
Deposit                       $25,000 on November 1, 1996
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Maturity date                 December 31, 2006
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Interest Guarantee Period     10 years
----------------------------- ---------------------------------
----------------------------- ---------------------------------
i                             assumed to be 6.15%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Surrender date                July 1, 2000
----------------------------- ---------------------------------
----------------------------- ---------------------------------
j                             5.00%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Amount surrendered            $10,000
----------------------------- ---------------------------------
----------------------------- ---------------------------------
N                             65
----------------------------- ---------------------------------

MVAF    = {[(1 + i)/(1 + j)]N/12} - 1 = {[1.0615/1.05]65/12} - 1 = .060778

MVA     = (amount Transferred or surrendered) x MVAF
        = $10,000 x .060778
        = $607.78

Surrender Value  =  (amount  Transferred  or  surrendered  + MVA) x  (1-CDSC)  =
        ($10,000 + $607.78) x (1-0) = $10,607.78

                                       48
Example #3--Flat Interest Rates
----------------------------- ---------------------------------
Deposit                       $25,000 on November 1, 1996
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Maturity date                 December 31, 2006
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Interest Guarantee Period     10 years
----------------------------- ---------------------------------
----------------------------- ---------------------------------
i                             assumed to be 6.15%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Surrender date                July 1, 2001
----------------------------- ---------------------------------
----------------------------- ---------------------------------
j                             6.24%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Amount surrendered            $10,000
----------------------------- ---------------------------------
----------------------------- ---------------------------------
N                             65
----------------------------- ---------------------------------

MVAF    = {[(1 + i)/(1 + j)]N/12} - 1 = {[1.0615/1.0624]65/12} - 1 = .995420 - 1
        = -.004580

MVA     = (amount Transferred or surrendered) x MVAF
        = $10,000 x -.004589
        = $-45.80

Surrender Value  =  (amount  Transferred  or  surrendered  + MVA) x  (1-CDSC)  =
        ($10,000 - $45.80) x (1-0) = $9,954.20

Example #4--N < 6 (less than 6 months to maturity)
----------------------------- ---------------------------------
Deposit                       $25,000 on November 1, 1996
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Maturity date                 December 31, 2006
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Interest Guarantee Period     10 years
----------------------------- ---------------------------------
----------------------------- ---------------------------------
i                             assumed to be 6.15%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Surrender date                July 1, 2006
----------------------------- ---------------------------------
----------------------------- ---------------------------------
j                             7.00%
----------------------------- ---------------------------------
----------------------------- ---------------------------------
Amount surrendered            $10,000
----------------------------- ---------------------------------
----------------------------- ---------------------------------
N                             5
----------------------------- ---------------------------------

MVAF    = {[(1 + i)/(1 + j)]N/12} - 1
        = {[1.0615/1.07]5/12} - 1
        = .99668 - 1
        = -.00332
However, N<6, so MVAF = 0

MVA     = (amount Transferred or surrendered) x MVAF
        = $10,000 x 0
        = $0

Surrender Value  =  (amount  Transferred  or  surrendered  + MVA) x  (1-CDSC)  =
        ($10,000 + $0) x (1-0) = $10,000

--------------------------------------------------------------------------------
Appendix C--Net Investment Factor
The Net Investment  Factor is determined by dividing (a) by (b), and subtracting
(c) from the result where:  (a) is the net result of:

1) the net asset value per share of the Portfolio shares determined as of the end of the current Valuation Period, plus

2) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Portfolio on shares if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

3) a per unit charge or credit for any taxes incurred by or provided for in the Sub-Account, which is determined by First GWL&A to have resulted from the investment operations of the Sub-Account, and

(b) is the net asset value per share of the Portfolio shares determined as of the end of the immediately preceding Valuation Period, and

(c) is an amount representing the Mortality and Expense Risk Charge deducted from each Sub-Account on a daily basis. Such amount is equal to 0.85%.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.  The net asset value per share  referred to in paragraphs  (a)(1) and
(b) above, reflect the investment performance of the Portfolio as well as the payment of Portfolio expenses.
--------------------------------------------------------------------------------

Financial Statements and Independent Auditor's Report

On the following pages, you'll find the financial statement and the independent auditors' report for First Great-West Life & Annuity Insurance Company for the years ended December 31, 2000, 1999 and 1998.

                First Great-West Life & Annuity Insurance Company
   (A wholly-owned subsidiary of Great-West Life & Annuity Insurance Company)
                    Financial Statements for the Years Ended
                        December 31, 2000, 1999, and 1998
                          Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of First Great-West Life & Annuity Insurance Company:

We have  audited the  accompanying  balance  sheets of First  Great-West  Life &
Annuity  Insurance  Company (a  wholly-owned  subsidiary  of  Great-West  Life &
Annuity Insurance Company) as of December 31, 2000 and 1999, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of First Great-West Life & Annuity Insurance Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

DELOITE & TOUCHE LLP




Denver, Colorado
January 29, 2001

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

BALANCE SHEETS
DECEMBER 31, 2000 AND 1999

==============================================================================================
(Dollars in Thousands, except for Share Information)

ASSETS                                                           2000                1999
------
                                                           -----------------   -----------------

INVESTMENTS:
  Fixed maturities:
    Held-to-maturity, at amortized cost
      (fair value $35,335)                               $                  $         37,050
    Available-for-sale, at fair value
      (amortized cost $148,522 and $77,740)                      150,631              74,149
  Short-term investments, available-for-sale (cost
    approximates fair value)                                      15,907               1,600
                                                           -----------------   -----------------
        Total Investments                                        166,538             112,799

OTHER ASSETS:
  Cash                                                             8,462               5,443
  Reinsurance receivable                                           1,924               1,426
  Deferred policy acquisition costs                                1,717               1,702
  Investment income due and accrued                                1,325               1,204
  Amounts receivable related to uninsured
    accident and health plans                                      2,069
  Other assets                                                     4,596               3,366
  Premiums in course of collection
    (net of allowances of $776 and $580)                           2,502                 537
  Deferred income taxes                                            1,107               2,050
  Due from Parent Corporation                                     10,207               3,302
  SEPARATE ACCOUNT ASSETS                                         47,359              39,881
                                                           -----------------   -----------------
TOTAL ASSETS                                             $       247,806    $        171,710
                                                           =================   =================


                                                                                 (Continued)

==============================================================================================
LIABILITIES AND STOCKHOLDER'S EQUITY

POLICY BENEFIT LIABILITIES:
  Policy reserves                                        $       137,657    $         93,434
  Policy and contract claims                                       3,851               4,894
  Policyholder funds                                                 262                  93
GENERAL LIABILITIES:
  Bank overdrafts                                                  8,954               1,508
  Contract deposits                                                7,761
  Other liabilities                                                5,888               1,286
  SEPARATE ACCOUNT LIABILITIES                                    47,359              39,881
                                                           -----------------   -----------------

        Total Liabilities                                        211,732             141,096
                                                           -----------------   -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, $1,000 par value, 2,500 shares
    Authorized, issued, and outstanding                            2,500               2,500
  Additional paid-in capital                                      28,600              28,600
  Accumulated other comprehensive income (loss)                    1,082              (2,334)
  Retained earnings                                                3,892               1,848
                                                           -----------------   -----------------
        Total Stockholder's Equity                                36,074              30,614
                                                           -----------------   -----------------
        TOTAL LIABILITIES AND
        STOCKHOLDER'S EQUITY                             $       247,806    $        171,710
                                                           =================   =================


See notes to financial statements.                                               (Concluded)



FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

==============================================================================================
(Dollars in Thousands)

                                                     2000             1999            1998
                                                ---------------  ---------------  --------------
REVENUES:

  Premium income, net of premium ceded
    of $109, $64, and $65                     $     13,565     $      9,144     $         (65)
  Fee income                                         6,577              692               143
  Net investment income                             10,333            6,278             3,367
  Net realized gains (losses) on investments            67               (6)               74
                                                ---------------  ---------------  --------------

                                                    30,542           16,108             3,519
                                                ---------------  ---------------  --------------
BENEFITS AND EXPENSES:
  Life and other policy benefits, net of
    reinsurance recoveries of $964, $740,
    and $75                                         15,625            4,391                50
  (Decrease) increase in reserves                     (944)           4,003
  Interest paid or credited to
   Contractholders                                   7,011            4,584             1,687
  General and administrative expenses                5,460            1,466               387
                                                ---------------  ---------------  --------------

                                                    27,152           14,444             2,124
                                                ---------------  ---------------  --------------

INCOME BEFORE INCOME TAXES                           3,390            1,664             1,395

PROVISION FOR INCOME TAXES:
  Current                                            2,307               65             1,920
  Deferred                                            (961)             576            (1,317)
                                                ---------------  ---------------  --------------

                                                     1,346              641               603
                                                ---------------  ---------------  --------------

NET INCOME                                    $      2,044     $      1,023     $         792
                                                ===============  ===============  ==============



See notes to financial statements.

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

==============================================================================================
(Dollars in Thousands, except for Share Information)

                                                                                       Accumulated
                                                                       Additional         Other

                                                                        Paid-in       Comprehensive       Retained
                                           Shares         Amount        Capital       Income (Loss)       Earnings        Total
                                        -------------  -------------  -------------   ---------------   -------------  -------------

BALANCE, JANUARY 1, 1998                     2,500   $      2,500   $      4,000   $           5     $          33   $      6,538
    Net income                                                                                                 792            792
    Other comprehensive income                                                               712                              712
                                                                                                                       -------------
  Comprehensive income                                                                                                      1,504
                                                                                                                       -------------
  Capital contribution                                                     8,600                                            8,600
                                        -------------  -------------  -------------   ---------------   -------------  -------------
BALANCE, DECEMBER 31, 1998                   2,500          2,500         12,600             717               825         16,642

    Net income                                                                                               1,023          1,023
    Other comprehensive income                                                            (3,051)                          (3,051)
(loss)
                                                                                                                       -------------
  Comprehensive income (loss)                                                                                              (2,028)
                                                                                                                       -------------
  Capital contribution                                                    16,000                                           16,000
                                        -------------  -------------  -------------   ---------------   -------------  -------------
BALANCE, DECEMBER 31, 1999                   2,500          2,500         28,600          (2,334)            1,848         30,614

  Net income                                                                                                 2,044          2,044
  Other comprehensive income                                                               3,416                            3,416
                                                                                                                       -------------
Comprehensive income                                                                                                        5,460
                                        -------------  -------------  -------------   ---------------   -------------  -------------
BALANCE, DECEMBER 31, 2000                   2,500   $      2,500   $     28,600   $       1,082     $       3,892   $     36,074
                                        =============  =============  =============   ===============   =============  =============









See notes to financial statements.

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

==============================================================================================
(Dollars in Thousands)

                                                         2000           1999           1998
                                                      ------------   ------------  -------------
OPERATING ACTIVITIES:

  Net income                                        $    2,044    $      1,023   $        792
  Adjustments to reconcile net income to net cash
    Provided by operating activities
      Amortization of investments                       (1,032)             59             12
      Realized (losses) gains on sale of                   (67)              6            (74)
investments

      Amortization of deferred acquisition costs           213             112
      Deferred income taxes                               (961)            576         (1,317)
  Changes in assets and liabilities:
      Accrued interest and other receivables            (2,086)         (1,046)          (671)
      Policy benefit liabilities                         5,902          13,389          1,859
      Reinsurance receivable                              (498)         (1,303)          (123)
      Bank overdrafts                                    7,446           1,508
      Contract deposits                                  7,761
      Other, net                                           695          (2,765)        (1,361)
                                                      ------------   ------------  -------------
        Net cash provided by (used in)
          operating activities                          19,417          11,559           (883)
                                                      ------------   ------------  -------------

INVESTING ACTIVITIES:

Proceeds from sales, maturities, and redemptions of investments:

  Fixed maturities:
    Held-to-maturity                                       667             447
    Available-for-sale                                  50,107          15,683         73,340

Purchases of investments:
  Fixed maturities:
    Held-to-maturity                                   (14,144)        (23,000)       (14,500)
    Available-for-sale                                 (83,570)        (31,066)      (131,924)
                                                      ------------   ------------  -------------
        Net cash used in investing activities       $  (46,940)   $    (37,936)  $    (73,084)
                                                      ------------   ------------  -------------









See notes to financial statements.                                                (Continued)

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998
==============================================================================================
(Dollars in Thousands)

                                                         2000           1999           1998
                                                      ------------   ------------  -------------
FINANCING ACTIVITIES:

  Contract deposits, net of withdrawals                 37,447         20,494         62,502
  Due (from) to Parent Corporation                      (6,905)        (5,379)         1,922
  Capital contributions                                                16,000          8,600
                                                      ------------   ------------  -------------
        Net cash provided by financing activities       30,542         31,115         73,024
                                                      ------------   ------------  -------------

NET INCREASE (DECREASE) IN CASH                          3,019          4,738           (943)

CASH, BEGINNING OF YEAR                                  5,443            705          1,648
                                                      ------------   ------------  -------------

CASH, END OF YEAR                                   $    8,462    $     5,443    $       705
                                                      ============   ============  =============

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
  Cash paid (received) during the year for:

    Income taxes                                    $    2,217    $    (1,073)   $     2,390


See notes to financial statements.                                                (Concluded)

                                       45

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998
================================================================================
(Dollars in Thousands)

1.      ORGANIZATION

        First Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company (the Parent Corporation). The Company was incorporated as a stock life insurance company in the State of New York and was capitalized on April 4, 1997, through a $6,000 cash investment from the Parent Corporation for 2,000 shares of common stock. On December 29, 1997, the Company issued an additional 500 shares of common stock to the Parent Corporation for $500. The Company was licensed as an insurance company in the State of New York on May 28, 1997. The Company does business in New York through two business segments, as discussed in Note 9.

2.      SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash - Cash includes only amounts in demand deposit accounts.

        Investments - Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established (See Note 5).

        Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as accumulated other comprehensive income (loss) in stockholder's equity.

        The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

        Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

        Deferred Policy Acquisition Costs - Policy acquisition costs, which primarily consist of sales commissions related to the production of new and renewal business, have been deferred to the extent recoverable. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs was $213, $112, and $0 in 2000, 1999, and 1998, respectively.

        Separate Accounts - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of various external mutual funds. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and, therefore, are not included in the Company's statements of income. Revenues to the Company from the separate accounts consist of contract maintenance fees, administration fees, and mortality and expense risk charges.

        Policy Reserves - Life insurance reserves of $137,516 and $93,315 at December 31, 2000 and 1999, respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $141 and $119 are carried at contractholders' account value at December 31, 2000 and 1999, respectively.

        Reinsurance - Policy reserves ceded to other insurance companies are carried as a reinsurance receivable on the balance sheet. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

        Policy and Contract Claims - Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

        Revenue Recognition - In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," which provides guidance with respect to revenue recognition issues and disclosures. As amended by SAB No. 101B, the Company was required to implement the provisions of SAB No. 101 no later than the fourth quarter of the fiscal year ending December 31, 2000. The adoption of SAB No. 101 did not affect the Company's revenue recognition policies.

        Recognition of Premium Income and Expenses - Life insurance premiums are recognized when due. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period, and are realized as assessed and earned. Fee income is derived primarily from contracts for claim processing or other administrative services related to uninsured business and from assets under management. Fees from contracts for claim processing or other administrative services are recorded as the services are provided. Fees from assets under management, which consist of contract maintenance fees, administration fees and mortality and expense risk charges, are recognized when due. Benefits and expenses on policies with life contingencies impact income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts.

        Income Taxes - Income taxes are recorded using the asset and liability approach, which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered.

        Regulatory Requirements - In accordance with the requirements of the State of New York, the Company must demonstrate adequate capital, as defined. At December 31, 2000, the Company was in compliance with the requirement.

        The Company is also required to maintain an investment deposit in the amount of $5,000 in cash or investment certificates with the New York Insurance Commissioner for the protection of policyholders in the event the Company is unable to satisfactorily meet its contractual obligations. A United States Treasury obligation, whose cost approximates market value, was designated to meet this requirement at December 31, 2000.

        Reclassifications - Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 presentation.

3.      RELATED-PARTY TRANSACTIONS

        The Company and the Parent Corporation have service agreements whereby the Parent Corporation administers, distributes, and underwrites business for the Company and administers the Company's investment portfolio, and whereby, the Company provides certain services for the Parent Corporation. The amounts recorded are based upon management's best estimate of actual costs incurred and resources expended based upon number of policies and/or certificates in force. These transactions are summarized as follows:

                                                                  Years Ended
                                                                  December 31,
                                                      -------------------------------------
                                                         2000         1999         1998
        ============================================  -----------  -----------  -----------
        Investment management expense
          (included in net investment income)       $      128   $       96   $       47

        Administrative services
          (included in operating expenses)                 (19)         (28)         (48)


==============================================================================================


          The Company and the Parent Corporation have an agreement whereby the Parent Corporation has committed to provide certain financial support related to maintaining adequate regulatory surplus and liquidity.

4.      REINSURANCE

        In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains 100% of the first $50 of coverage per individual life and has a maximum retention of $250 per individual life. Life insurance policies are first reinsured to the Parent Corporation up to a maximum of $1,250 of coverage per individual life. Any excess amount is reinsured to a third party.

        Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 2000 and 1999, the reinsurance receivable had a carrying value of $1,924 and $1,426, respectively.

        Total reinsurance premiums ceded to the Parent Corporation in 2000, 1999, and 1998 were $77, $43, and $61, respectively.

        On December 1, 1999, the Company entered into an assumption reinsurance agreement with Anthem Health & Life Insurance Company of New York (AH&L
        NY), to acquire a block of life and health insurance business. The Company also agreed to the assignment of a coinsurance agreement between the Parent and AH&L NY on certain policies that would not be transferred to the Company via assumption reinsurance. The business primarily consists of administration services only and stop loss policies. The Company assumed $7,904 of policy reserves and miscellaneous assets and liabilities in exchange for equal consideration from AH&L NY and the Parent.

        The following schedule details life insurance in force and life and accident/health premiums:

                                              Ceded       Assumed                    Percentage
                                           Primarily to  Primarily                   of Amount
                               Gross        the Other    From Other       Net         Assumed
                               Amount       Companies    Companies       Amount        To Net
                            -------------  ------------- -----------  -------------  -----------
        December 31, 2000:
          Life insurance in force:
            Individual    $    468,463   $    125,222   $           $    343,241        0.0%
            Group              623,454                                   623,454        0.0%
                            -------------  ------------- -----------  -------------
                Total     $  1,091,917   $    125,222   $           $    966,695
                            =============  ============= ===========  =============

          Premium Income:
            Life          $      3,193   $         76   $           $      3,117        0.0%
        insurance
                                 8,591             76        1,933        10,448       18.5%
        Accident/health

                            -------------  ------------- -----------  -------------
                Total     $     11,784   $        152   $    1,933  $     13,565
                            =============  ============= ===========  =============

        December 31, 1999:
          Life insurance in force:
            Individual    $    329,346   $    125,688   $           $    203,658        0.0%
            Group            1,075,000                                 1,075,000        0.0%
                            -------------  ------------- -----------  -------------
                Total     $  1,404,346   $    125,688   $           $  1,278,658
                            =============  ============= ===========  =============

          Premium Income:
            Life          $        685   $         57   $       93  $        721       12.9%
        insurance
                                 9,471          1,064           23         8,430        0.3%
        Accident/health

                            -------------  ------------- -----------  -------------
                Total     $     10,156   $      1,121   $      116  $      9,151
                            =============  ============= ===========  =============

        December 31, 1998:
          Life insurance in force:
            Individual    $    251,792   $    173,773   $           $     78,019        0.0%
            Group                                                                       0.0%
                            -------------  ------------- -----------  -------------
                Total     $    251,792   $    173,773   $           $     78,019
                            =============  ============= ===========  =============

          Premium Income:
            Life          $              $              $           $                   0.0%
        insurance
                                                   61                        (61)       0.0%
        Accident/health

                            -------------  ------------- -----------  -------------
                Total     $              $         61   $           $        (61)
                            =============  ============= ===========  =============


5.      SUMMARY OF INVESTMENTS

        Fixed maturities owned at December 31, 2000 are summarized as follows:

                                                Gross        Gross      Estimated
                                  Amortized   Unrealized   Unrealized     Fair       Carrying
                                    Cost        Gains        Losses       Value        Value
                                  ----------  -----------  -----------  ----------   ----------
        Available-for-Sale:
          U.S. Government       $   52,169  $    1,454   $       25   $   53,598  $    53,598
        Agencies
          Collateralized
        mortgage

            obligations              9,953                      237        9,716        9,716
          Public utilities           7,000         218                     7,218        7,218
          Corporate bonds           29,029         160          991       28,198       28,198
          Asset backed              50,371       1,743          213       51,901       51,901
        securities

                                  ----------  -----------  -----------  ----------   ----------
                                $  148,522  $    3,575   $    1,466   $  150,631  $   150,631
                                  ==========  ===========  ===========  ==========   ==========

        Fixed maturities owned at December 31, 1999 are summarized as follows:

                                                Gross        Gross      Estimated
                                  Amortized   Unrealized   Unrealized     Fair       Carrying
                                    Cost        Gains        Losses       Value        Value
                                  ----------  -----------  -----------  ----------   ----------
        Held-to-Maturity:
          U.S. Government       $           $            $            $           $
        Agencies
          Collateralized
        mortgage

            obligations

          Public utilities           7,000           2                     7,002        7,000
          Corporate bonds           14,284                      825       13,459       14,284
          Asset backed              15,766                      892       14,874       15,766
        securities

                                  ----------  -----------  -----------  ----------   ----------
                                $   37,050  $        2   $    1,717   $   35,335  $    37,050
                                  ==========  ===========  ===========  ==========   ==========

        Available-for-Sale:
          U.S. Government       $   22,917  $            $      635   $   22,282  $    22,282
        Agencies
          Collateralized
        mortgage

            obligations             19,952                    1,371       18,581       18,581
          Public utilities
          Corporate bonds           15,007                    1,025       13,982       13,982
          Asset backed              19,864                      560       19,304       19,304
        securities

                                  ----------  -----------  -----------  ----------   ----------
                                $   77,740  $            $    3,591   $   74,149  $    74,149
                                  ==========  ===========  ===========  ==========   ==========

        The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

        See Note 6 for additional information on policies regarding estimated fair value of fixed maturities.

        The amortized cost and estimated fair value of fixed maturity investments at December 31, 2000, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Available-for-Sale

                                             ------------------------
                                             Amortized    Estimated
                                                Cost      Fair Value

                                             -----------  -----------
        Due in one year or less            $    2,634   $    2,767
        Due after one year through five        18,102       18,815
        years
        Due after five years through ten       47,308       47,333
        years
        Due after ten years                     2,298        2,254
        Mortgage-backed securities             27,808       27,561
        Asset-backed securities                50,372       51,901
                                             -----------  -----------
                                           $  148,522   $  150,631
                                             ===========  ===========

        Proceeds from sales of securities available-for-sale were $44,237, $15,158, and $68,109 during 2000, 1999, and 1998, respectively. The realized gains on such sales totaled $296, $15, and $201 for 2000, 1999, and 1998, respectively. The realized losses totaled $229, $21, and $127 for 2000, 1999, and 1998, respectively.

        During 2000, the Company transferred all securities classified as held-to-maturity into the available-for-sale category. The Company recorded a $645 unrealized gain associated with this transfer in other comprehensive income, net of tax.

6.      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                               December 31,
                                             --------------------------------------------------
                                                      2000                      1999
                                             ------------------------  ------------------------
                                              Carrying    Estimated     Carrying    Estimated
                                               Amount     Fair Value     Amount     Fair Value
                                             -----------  -----------  -----------  -----------
        ASSETS:

          Fixed maturities and short-term
            Investments                    $  166,538   $  166,538   $  112,799   $  111,084
        LIABILITIES:
          Annuity contract reserves
        without

            life contingencies                    141          141          119          119

        The estimated fair value of financial instruments have been determined using available information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

        The fair value of annuity contract reserves without life contingencies are estimated by discounting the cash flows to maturity of the contracts, utilizing current credited rates for similar products.

        The carrying amounts for receivables and liabilities reported in the balance sheet approximate fair value due to their short-term nature.

7.      FEDERAL INCOME TAXES

        The following is a reconciliation between the federal income tax rate and the Company's effective rate:

                                                 2000           1999           1998
                                              -----------    -----------    ------------
        Federal tax rate                          35.0   %       35.0   %       35.0    %
        Change in tax rate resulting from:
                State taxes                        5.6            4.6            6.8
                Other                             (0.9)          (1.1)           1.4
                                              -----------    -----------    ------------
        Total                                     39.7   %       38.5   %       43.2    %
                                              ===========    ===========    ============

        Temporary differences, which give rise to the deferred tax assets and liabilities as of December 31, 2000 and 1999, are as follows:

                                               2000                   1999
                                        --------------------   --------------------

                                        Deferred   Deferred    Deferred   Deferred
                                          Tax        Tax         Tax        Tax
                                         Asset     Liability    Asset     Liability
                                        ---------  ---------   ---------  ---------
        Policy reserves               $    204              $     128
        Deferred policy
          acquisition costs                      $     601              $     596
        Deferred acquisition

          cost proxy tax                 2,226                  1,312
        Investment assets                              753      1,254
        State taxes                         31                                 48
                                        ---------  ---------   ---------  ---------
        Total deferred taxes          $  2,461   $   1,354  $   2,694   $     644
                                        =========  =========   =========  =========

        Amounts  related to  investment  assets above  include $738 and $(1,256)
        related  to  the  unrealized  gains  (losses)  on  the  Company's  fixed maturities available-for-sale at December 31, 2000, and 1999, respectively. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized.

        The Company and its Parent have entered into an income tax allocation agreement whereby the Parent could file a consolidated federal income tax return. Under the agreement the Company is responsible for and will receive the benefits of any income tax liability or benefit computed on a separate basis. In 2000, the Company will file on a consolidated basis with its Parent.

8.      COMPREHENSIVE INCOME

        Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income". This Statement establishes new rules for reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholder's equity. This Statement requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholder's equity, to be included in other comprehensive income (loss).

        Other comprehensive income (loss) at December 31, 2000 is summarized as follows:

                                                                     Tax
                                                Before-Tax        (Expense)       Net-of-Tax
                                                  Amount         or Benefit         Amount
                                               --------------   --------------  ---------------
        Unrealized gains on

          available-for-sale securities:
          Unrealized holding gains

            arising during the period        $        5,700  $        (1,995) $        3,705
                                               --------------   --------------  ---------------
          Net unrealized gains                        5,700           (1,995)          3,705
        Reserve and DAC adjustment                     (444)             155            (289)
                                               --------------   --------------  ---------------
        Other comprehensive income (loss)    $        5,256  $        (1,840) $        3,416
                                               ==============   ==============  ===============

        Other comprehensive income (loss) at December 31, 1999 is summarized as follows:

                                                                     Tax

                                                Before-Tax        (Expense)       Net-of-Tax
                                                  Amount         or Benefit         Amount
                                               --------------   --------------  ---------------
        Unrealized gains on

          available-for-sale securities:
          Unrealized holding gains

            Arising during the period        $       (5,425) $         1,900  $       (3,525)
                                               --------------   --------------  ---------------
          Net unrealized gains                       (5,425)           1,900          (3,525)
        Reserve and DAC adjustment                      729             (255)            474
                                               --------------   --------------  ---------------
        Other comprehensive income (loss)    $       (4,696) $         1,645  $       (3,051)
                                               ==============   ==============  ===============


        Other comprehensive income at December 31, 1998 is summarized as follows:

                                                                     Tax

                                                Before-Tax        (Expense)       Net-of-Tax
                                                  Amount         or Benefit         Amount
                                               --------------   --------------  ---------------
        Unrealized gains on

          available-for-sale securities:
          Unrealized holding gains

            Arising during the period        $        1,826  $          (639) $        1,187
                                               --------------   --------------  ---------------
          Net unrealized gains                        1,826             (639)          1,187
        Reserve and DAC adjustment                     (730)             255            (475)
                                               --------------   --------------  ---------------
        Other comprehensive income           $        1,096  $          (384) $          712
                                               ==============   ==============  ===============

9.      SEGMENT INFORMATION

        During 2000 and 1999, the Company had two reportable segments: Employee Benefits and Financial Services. During 1998, the Company had only one reportable segment, Financial Services. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately, as each segment has unique distribution channels. The Employee Benefits segment markets group life and health and 401(k) products to small and mid-sized corporate employers. The Financial Services segment primarily markets products to public and not-for-profit employers and individuals and offers life insurance products to individuals and businesses. In both 2000 and 1999 the Financial Services segment sold large dollar bank-owned life insurance policies to a limited number of customers. Accordingly, these transactions account for the majority of the investment assets and reserves, and significantly impact the results of operations, of this segment.

        The accounting policies of the segments are the same as those described in Note 2. The Company evaluates performance based on profit or loss from operations after income taxes.

        The Company's operations are not materially dependent on one or a few customers, brokers, or agents.

        Summarized segment financial information for the year ended and as of December 31, 2000 was as follows:

        Operations:                              Employee         Financial
                                                 Benefits         Services          Total
                                               --------------   --------------  ---------------
        Revenue:

          Premium income                     $       13,467  $            98  $       13,565
          Fee income                                  6,215              362           6,577
          Net investment income                       1,111            9,222          10,333
          Realized investment gains                                       67              67
                                               --------------   --------------  ---------------
        Total revenue                                20,793            9,749          30,542
        Benefits and Expenses:

          Benefits                                   14,431            7,261          21,692
          Operating expenses                          4,087            1,373           5,460
                                               --------------   --------------  ---------------
        Total benefits and expenses                  18,518            8,634          27,152

        Net operating income before

          Income taxes                                2,275            1,115           3,390
        Income taxes                                    908              438           1,346
                                               --------------   --------------  ---------------
        Net income                           $        1,367  $           677  $        2,044
                                               ==============   ==============  ===============

        Assets:

        Investment assets                    $       16,906  $       149,284  $      166,538
        Other assets                                 24,207           10,050          33,909
        Separate account assets                                       47,359          47,359
                                               --------------   --------------  ---------------
        Total assets                         $       41,113  $       206,693  $      247,806
                                               ==============   ==============  ===============

        Summarized segment financial information for the year ended and as of December 31, 1999 was as follows:

        Operations:                              Employee         Financial
                                                 Benefits         Services          Total
                                               --------------   --------------  ---------------
        Revenue:

          Premium income                     $        9,195  $           (51) $        9,144
          Fee income                                    430              262             692
          Net investment income                                        6,278           6,278
          Realized investment gains (losses)                              (6)             (6)
                                               --------------   --------------  ---------------
        Total revenue                                 9,625            6,483          16,108
        Benefits and Expenses:

          Benefits                                    8,378            4,600          12,978
          Operating expenses                            505              961           1,466
                                               --------------   --------------  ---------------
        Total benefits and expenses                   8,883            5,561          14,444

        Net operating income before

          Income taxes                                  741              923           1,664
        Income taxes                                    295              346             641
                                               --------------   --------------  ---------------
        Net income                           $          446  $           577  $        1,023
                                               ==============   ==============  ===============

        Assets:

        Investment assets                    $               $       112,799  $      112,799
        Other assets                                  7,851           11,179          19,030
        Separate account assets                                       39,881          39,881
                                               --------------   --------------  ---------------
        Total assets                         $        7,851  $       163,859  $      171,710
                                               ==============   ==============  ===============


10.     ACQUISITION

               On October 6, 1999, the Parent entered into a purchase and sale agreement (the Agreement) with First Allmerica Financial Corporation (Allmerica) to acquire, via assumption reinsurance, Allmerica's group life and health insurance business on March 1, 2000. The policies resident in the State of New York have been assigned to the Company as part of the Agreement. This business primarily consists of administrative services only and stop loss policies. The in-force business will be immediately coinsured back to Allmerica and is expected to be underwritten and retained by the Company upon each policy renewal date. The purchase price, as defined in the Agreement, will be based on a percentage of the amount in-force at March 1, 2000 contingent on the persistency of the block of business through March 2001. Management does not expect the purchase price to have a material impact on the Company's financial statements.

11.     DIVIDEND RESTRICTIONS AND CODIFICATION

        The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:

                                      2000            1999          1998
        =====================    --------------  -------------  ------------
                                  (Unaudited)
        Net income (loss)      $        27      $     1,202    $    (2,182)
        Capital and surplus         26,999           29,289         12,808
                                   ========================================

        In March 1998,  the  National  Association  of  Insurance  Commissioners
        adopted the Codification of Statutory Accounting Principles (Codification). The Codification, which is intended to standardize accounting and reporting to state insurance departments, is effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The New York Division of Insurance will require adoption of Codification with certain modifications for the preparation of statutory financial statements effective January 1, 2001. The Company estimates that the adoption of Codification as modified by the New York Division of Insurance will increase statutory net worth as of January 1, 2001, by approximately $2,795 (Unaudited). (The modifications adopted by the New York Division of Insurance had the effect of decreasing the effect on statutory net worth by approximately $2,901 (Unaudited).)

        As an insurance company domiciled in the State of New York, the Company is required to maintain a minimum of $6,000 of capital and surplus. In addition, the maximum amount of dividends, which can be paid to stockholders, is subject to restrictions relating to statutory surplus and statutory adjusted net investment income. The Company should be able to pay dividends of $2,700 in 2001. The Company paid no dividends in 2000 and 1999. Dividends are paid as determined by the Board of Directors.

                          PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
         -------------------------------------------

         The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

         Securities and Exchange Commission fee           $    303.03
                                                            ---------
         Accounting fees and expenses                     $  5,000.00
                                                            ---------
         Legal fees and expenses                          $ 20,000.00
                                                            ---------

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

                  Provisions exist under the laws of the state of New York and the Bylaws of First GWL&A whereby First GWL&A may indemnify a director, officer, or controlling person of First GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                             New York Corporate Code

Section 721. Nonexclusivity of statutory provisions for indemnification of directors and officers.

The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 722. Authorization for indemnification of directors and officers.

(a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding ( other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 723. Payment of indemnification other than by court award.

(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

(b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

(1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

(2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs; (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

(c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

Section 724. Indemnification of directors and officers by a court.

(a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Application therefor may be made, in every case, either:

(1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

(2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

(b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

(c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

Section 725. Other provisions affecting indemnification of directors and officers.

(a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

(b) No  indemnification,  advancement  or  allowance  shall be made  under  this article in any circumstance where it appears:

(1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

(2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(3)  If  there  has  been  a  settlement   approved  by  the  court,   that  the
indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

(c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

(e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

(f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

Section 726. Insurance for indemnification of directors and officers.

(a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

(1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

(2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

(3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

(b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

(1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

(2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

(c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

(d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

(e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

                              Bylaws of First GWL&A

Article II, Section 11.  Indemnification of Directors.
                         ----------------------------

The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any Director, Officer, or employee of the corporation or any member or officer of any Committee, and his or her heirs, executors and administrators, from and against all claims, liabilities, costs, charges, and expenses whatsoever that any such Director, Officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him or her for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him or her in or about the execution of the duties of his or her office or employment with the corporation, or in or about the execution of his or her duties as a Director or Officer of another company which he or she so serves at the request and on behalf of the corporation, or in or about the execution of his or her duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he or she sustains or incurs, in or about or in relation to any such duties or the affairs of the corporation, the affairs of such other company which he or she so serves or the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by acts of omissions which were in bad faith, involved intentional misconduct, a violation of the New York Insurance Law or a knowing violation of any other law or which resulted in such person gaining in fact a financial profit or other advantage to which he or she was not entitled. The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the corporation to the extent permitted by applicable law, any Director, Officer, or employee of any subsidiary corporation of the corporation on the same basis, and within the same constraints as, described in the preceding sentence. No payment of indemnification shall be made unless notice has been filed with the Superintendent of Insurance pursuant to Section 1216 of the New York Insurance Law.

Item 15.     RECENT SALES OF UNREGISTERED SECURITIES
             ---------------------------------------

             Not applicable.

Item 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
             ------------------------------------------


1. Form of Principal  Underwriter and Distribution  Agreement is incorporated by
reference  to  Registrant's   Initial   Registration   Statement,   Registration
No.333-25269.


2. Not applicable.


3. (a) Articles of Incorporation of First Great-West Life & Annuity Insurance Company is incorporated by reference to Registrant's Post Effective Amendment No. 1 to the Registration Statement, Registration No.333-25269.

(b) Bylaws of First Great-West Life & Annuity Insurance Company is incorporated by reference to Registrant's Initial Registration Statement.

4. (a) Form of Combination Fixed and Variable Group Annuity is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement, File No.333-25269.

(b) Form of IRA Endorsement is incorporated by reference to Registrant's Initial Registration Statement, Registration No.333-25269.

5. Opinion and consent of W. Kay Adam as to the legality of the securities being registered is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement, Registration No.333-25269.


6. Not applicable.

7. Not applicable.

8. Not applicable.

9. Not applicable.


10. Administrative Services Agreement between First Great-West Life & Annuity Insurance Company and Great-West Life & Annuity Insurance Company is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement, Registration No.333-25269.


11. Not applicable.

12. Not applicable.

13. Not applicable.

14. Not applicable.

15. Not applicable.

16. Not applicable.

17. Not applicable.

18. Not applicable.

19. Not applicable.

20. Not applicable.

21. Not applicable.

22. Not applicable.

23. (a) Consent of Jorden Burt LLP, is filed herewith as Exhibit 23(a).

(b) Consent of Deloitte & Touche LLP, is filed herewith as Exhibit 23(b).

24. Power of Attorney for Ms. Alazraki, Messrs. Balog, Burns, Desmarais, Jr., Gratton, Katz and Walsh

are incorporated by reference to Registrant's Initial Registration Statement, Registration No.333-25269.


25. Not applicable.

26. Not applicable.



Item 17.     UNDERTAKINGS

    The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf, in the City of Greenwood Village, State of Colorado, on this 3rd day of April, 2001.


                                            FIRST GREAT-WEST LIFE & ANNUITY
                                            INSURANCE COMPANY
                                            (Depositor)


                                            By:      s/s William T. McCallum
                                            William T. McCallum, President
                                            and Chief Executive Officer


         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with First Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                                             Date



s/s Robert Gratton*                                                             April 3, 2001
Director (Robert Gratton)*



s/s William T. McCallum                                                         April 3, 2001
Director, Chairman of the Board,
President and Chief Executive
Officer (William T. McCallum)



s/s M.T.G. Graye                                                                April 3, 2001
Executive Vice President and
Chief Financial Officer
(M.T.G. Graye)








Signature and Title                                                             Date




s/s  Marcia D. Alazraki *                                                       April 3, 2001
Director (Marcia D. Alazraki)*



s/s      James Balog *                                                          April 3, 2001
Director (James Balog)*



s/s  James W. Burns *                                                           April 3, 2001
Director (James W. Burns)*



____________________________________                                            April 3, 2001
Director (Orest T. Dackow)



s/s  Paul Desmarais, Jr. *                                                      April 3, 2001
Director (Paul Desmarais, Jr.)*



s/s Stuart Z. Katz *                                                            April 3, 2001
Director (Stuart Z. Katz)*



s/s Brian E. Walsh *                                                            April 3, 2001
Director (Brian E. Walsh)*



*By:     /s/ D.C. Lennox                                                        April 3, 2001
         D. C. Lennox
Attorney-in-fact   pursuant  to  Powers  of  Attorney  filed  with  the
Registration Statement.